EXHIBIT 10(b)

                                                          EXECUTION COPY






                      AMENDED AND RESTATED CREDIT AGREEMENT



                            dated as of July 11, 1996

                                      among


                           TOMMY HILFIGER U.S.A., INC.

                                       and

                           TOMMY HILFIGER RETAIL, INC.

                                   as Borrowers

                           TOMMY HILFIGER CORPORATION,
                   TOMMY HILFIGER (EASTERN HEMISPHERE) LIMITED,
                           TOMMY HILFIGER (HK) LIMITED,
                        TOMMY HILFIGER LICENSING, INC. and
                         TOMMY HILFIGER NIPPON CO., LTD.
                         TOMMY HILFIGER WOMENSWEAR, INC.

                                  as Guarantors


                                  CHEMICAL BANK

                             as Administrative Agent

                                       and

                             THE LENDERS NAMED HEREIN





                                TABLE OF CONTENTS


         SECTION                                                   PAGE


         SECTION 1. DEFINITIONS
         1.1 Defined Terms........................................
             1.2   Use of Defined Terms...........................
             1.3   Accounting Terms...............................

         SECTION 2. AMOUNT AND TERMS OF CREDIT....................
             2.1   The Commitments................................
             2.2   The Advances...................................
             2.3   Letters of Credit..............................
             2.4   Acceptances....................................
             2.5   Termination or Reduction of Commitments........
             2.6   Prepayments....................................
             2.7   Fees; Commissions..............................
             2.8   Computation of Interest, Commissions and
                   Fees...........................................
             2.9   Pro Rata Treatment and Payments................
             2.16  Conversion Options.............................
             2.11  Indemnity......................................
             2.12  Authorization to Charge Account................
             2.13  Increased Costs................................
             2.14  Payments Free and Clear of Taxes. Etc..........
             2.15  Inability to Determine Rate....................
             2.16  Illegality.....................................
             2.17  Use of Proceeds................................
             2.18  Obligations Absolute...........................

         SECTION 3. CONDITIONS OF BORROWING.......................
             3.1 Conditions of Initial Extension of Credit........
             3.2 Conditions of All Extensions of Credit...........
             3.3 Obligations in Respect of Existing Agreement.....

         SECTION 4. REPRESENTATIONS AND WARRANTIES................
             4.1 Corporate Existence..............................
             4.2 Corporate Power; Authorization; Enforceable......
             4.3 No Legal Bar.....................................
             4.4 No Material Litigation...........................
             4.5 No Default.......................................
             4.6 Ownership of Properties; Liens...................
             4.7 Taxes............................................
             4.8 Financial Condition..............................
             4.9 Filing of Statements and Reports.................
             4.10 ERISA...........................................








             4.11 Environmental Matters...........................
             4.12 Security Interests..............................
             4.13 Margin Stock....................................

         SECTION 5. AFFIRMATIVE COVENANTS.........................
             5.1 Financial Statements.............................
             5.2 Payment of Obligations...........................
             5.3 Maintenance of Properties; Insurance.............
             5.4 Notices..........................................
             5.5 Conduct of Business and Maintenance of
                 Existence........................................
             5.6 Inspection of Property, Books and Records........
             5.7 Compliance with Laws.............................
             5.8 Hazardous Material Indemnity.....................
             5.9 Factoring Agreement..............................
             5.10 Guarantees of Subsidiaries......................

         SECTION 6. NEGATIVE COVENANTS............................
             6.1 Limitation on Indebtedness.......................
             6.2 Limitation on Liens..............................
             6.3 Limitation on Contingent Obligations.............
             6.4 Limitation on Capital Expenditures...............
             6.5 Prohibition of Fundamental Changes...............
             6.6 Limitations on Dividends and Stock
                 Acquisitions.....................................
             6.7 Limitation on Investments, Loans and
                 Advances.........................................
             6.8 Prohibition of Certain Prepayments...............
             6.9 Sale and Leaseback...............................
             6.10 Prohibitions Regarding Subordinated Debt........
             6.11 Transactions with Affiliates....................
             6.12 Compliance with ERISA...........................
             6.13 Financial Covenants.............................

         SECTION 7. EVENTS OF DEFAULT.............................

         SECTION 8.  THE AGENT....................................
             8.1 Appointment......................................
             8.2 Delegation of Duties.............................
             8.3 Exculpatory Provisions...........................
             8.4 Reliance by Agent................................
             8.5 Notice of Default................................
             8.6 Non-Reliance on Agent and Other Banks............












             8.7 Indemnification..................................
             8.8 Agent in Its Individual Capacity.................
             8.9 Successor Agent..................................

         SECTION 9. GUARANTY......................................
             9.1 Guaranty.........................................
             9.2 Guaranty Absolute................................
             9.3 Waiver...........................................
             9.4 Waiver of Right of Subrogation...................
             9.5 No Waiver; Remedies..............................
             9.6 Continuing Guaranty; Transfer of Notes...........

         SECTION 10. MISCELLANEOUS................................
             10.1 Waivers, Amendments, etc........................
             10.2 Limited Role of Banks...........................
             10.3 Choice of Law; Construction.....................
             10.4 Consent to Jurisdiction.........................
             10.5 Notices.........................................
             10.6 Entire Agreement; Setoff........................
             10.7 Equitable Adjustment Among Banks................
             10.8 Reference to Subsidiaries and Guarantors........
             10.9  Captions.......................................
             10.10  Payment of Costs and Expenses.................
             10.11  Indemnification...............................
             10.12  Execution in Counterparts, Effectiveness, etc.
             10.13  Successors and Assigns; Participation.........
             10.14  Survival of Agreements........................
             10.15  WAIVER OF JURY TRIAL..........................

         SCHEDULES

         Schedule I     Existing Letters of Credit
         Schedule II    Lending Offices
         Schedule 4.1   Direct and Indirect Subsidiaries of THC
         Schedule 4.6   Existing Liens
         Schedule 4.11  Environmental Matters
         Schedule 4.12  Jurisdictions for UCC Filings
         Schedule 6.1   Existing Subordinated Debt


















         SECTION

         EXHIBITS

         A          Form of Note
         B          Form of Acceptance Agreement
         C          Form of Assignment of Factoring Agreement
         D          Form of Borrowing Base Certificate
         E          Form of Continuing Letter of Credit Security Agree-
                    ment
         F-1 - F-6  Forms of Guarantees of each Guarantor
         G          Form of Limited Trademark License Agreement
         H          Form of Monthly Factor's Report
         I-1 - I-2  Forms of Security Agreements
         J          Form of Request for Acceptance
         K          Form of Subordination Agreement
         L-1 - L-2  Forms of Secretary's Certificate and Corporate
                    Resolutions - each Borrower and each Guarantor
         M-1 - M-2  Forms of Legal Opinion of Counsel to each Borrower and each Guarantor





































                   AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 11, 1996, among TOMMY HILFIGER U.S.A., INC., a Delaware corporation ("THUSA"), TOMMY HILFIGER RETAIL, INC., a Delaware corporation ("Retail"; THUSA and Retail individually, a "Bor-rower" and collectively, the "Borrowers"), TOMMY HILFIGER COR-PORATION, a British Virgin Islands corporation ("THC"), TOMMY HILFIGER (EASTERN HEMISPHERE) LIMITED, a British Virgin Islands corporation ("THEH"), TOMMY HILFIGER (HK) LIMITED, a Hong Kong corporation ("THHK"), TOMMY HILFIGER LICENSING, INC. a Delaware corporation ("THL"), TOMMY HILFIGER NIPPON CO., LTD., a British Virgin Islands corporation ("Nippon") and TOMMY HILFIGER WOM-ENSWEAR, INC., a Delaware corporation ("THW"); (THC, THEH, THHK, THL, Nippon and THW individually, a "Guarantor" and col-lectively, the "Guarantors"), the several Lenders parties here-to (the "Lenders") and CHEMICAL BANK ("Chemical") as adminis-trative agent (in such capacity, the "Agent") for the Lenders.


                               W I T N E S S E T H

                   WHEREAS, THUSA, Retail, each Guarantor, Chemical and certain other lenders (the "Existing Lenders") entered into a Credit Agreement, dated as of June 5, 1991, as amended and restated by the Amended and Restated Credit Agreement, dated as of August 6, 1992 and as further amended and restated by the Amended and Restated Credit Agreement dated as of July 15, 1994 (the "Existing Agreement").

                   WHEREAS, THUSA, Retail and each Guarantor have requested that the total amount of the Commitments be increased, that the term of the facility be extended and that certain other changes be made in the terms and conditions of the Existing Agreement; and

                   WHEREAS, certain of the Existing Lenders are willing to make the changes requested by THUSA, Retail and each Guaran-tor and, with Century Business Credit Corporation, Israel Dis-count Bank of New York and The Bank of New York, to enter into an amended and restated credit agreement;

                   NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, each of THUSA, Retail, each





         Guarantor, the Agent and each Lender hereby agrees that the Existing Agreement is hereby amended and restated in its entirety as follows:


         SECTION 1.  DEFINITIONS

                   1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

                   "Acceptance":  each acceptance of Drafts by the Issu-
              ing Lender pursuant to Subsection 2.4.

                   "Acceptance Agreement":  each Acceptance and Security
              Agreement dated as of the date hereof between each Borrow-er and the Issuing Lender, in the form of Exhibit B here-to, as amended, modified or supplemented from time to time.

                   "Acceptance Amount":  as to each Acceptance, the face
              amount of such Acceptance less the discount deducted from such face amount, as provided in Subsection 2.4(a)(iii).

                   "Acceptance Documents":  the collective reference to
              the Drafts, the Acceptances, the Acceptance Agreements and the other documents arising out of or in connection with the creation of Acceptances hereunder.

                   "Acceptance Draft":  a form of draft acceptable to
              the Issuing Lender to be used in connection with Acceptan-ces created pursuant to Subsection 2.4, provided that no such draft shall be payable more than 180 days after the shipment of goods referred to in the Request for Accep-tance for such draft or later than five days prior to the Termination Date, whichever is earlier.

                   "Acceptance Obligation":  at any particular time, all
              liabilities of a Borrower on or with respect to Acceptan-ces, whether for reimbursement obligations due or to become due to the Issuing Lender for payments of Acceptan-ces and whether or not such liability is contingent or unmatured, including the sum of (a) the then outstanding Acceptance













              Reimbursement Loans plus (b) the aggregate face amount of all unmatured Acceptances then outstanding.

                   "Acceptance Participating Interest":  with respect to
              any Acceptance, (a) in the case of the Issuing Lender, its undivided interest in such Acceptance after giving effect to the granting of any participating interest therein and
              (b) in the case of any Participating Lender, its undivided participating interest in such Acceptance.

                   "Acceptance Reimbursement Loan":  as defined in Sub-
              section 2.4(c)(ii).

                   "Acceptance Reimbursement Obligations":  the obliga-
              tion of a Borrower to pay the Issuing Lender in accordance with Subsection 2.4 in respect of any Acceptance created by the Issuing Lender for the account of such Borrower.

                   "Accumulated Funding Deficiency":  as set forth in
              Section 302(a)(2) of ERISA.

                   "Adjusted LIBOR Rate":  with respect to any LIBOR
              Advance for any Interest Period, an interest rate per annum equal to the product of (a) the LIBOR Rate in effect for such Interest Period and (b) Statutory Reserves.

                   "Advance":  an advance by a Lender to a Borrower pur-
              suant to Subsection 2.2, which shall be an Alternate Base Rate Advance, a LIBOR Advance or a Quoted Rate Advance.

                   "Affiliate Debt": indebtedness of the Borrowers to
              THC or THEH.

                   "Aggregate Outstanding Extensions of Credit":  on any
              date, the sum of (a) the aggregate amount of Letter of Credit Obligations on such date, (b) the aggregate princi-pal amount of all Advances outstanding on such date and
              (c) the aggregate Acceptance Obligations outstanding on such date.

                   "Agreement":  this Amended and Restated Credit Agree-
              ment, as amended, modified or supplemented from time to time.














                   "Alternate Base Rate":  a fluctuating rate per annum
              as shall be in effect from time to time, which rate per annum shall at all times be equal to the higher, for any day, of (a) Prime Rate or (b) 1/2 of one percent per annum above the Federal Funds Rate.

                   "Alternate Base Rate Advances":  Advances at such
              time as they bear interest at the Alternate Base Rate.

                   "Assignment of Factoring Agreement":  the Amended and
              Restated Assignment of Factoring Agreement made by THUSA to the Agent in the form of Exhibit C hereto, as amended, modified or supplemented from time to time.

                   "Borrowing Base":  at the time any determination
              thereof is to be made, the sum of (a) 85% of Eligible Accounts Receivable of the Borrowers plus (b) 50% of Eli-gible Inventory of the Borrowers plus (c) 50% of L/C Availability of the Borrowers.

                   "Borrowing Base Certificate":  a certificate in the
              form of Exhibit D attached hereto and made a part hereof.

                   "Business Day":  any day other than a Saturday, Sun-
              day or other day on which a Lender (other than Century) is authorized or required by law or regulation to close, and, with respect to the making, continuing, prepaying or repaying of any LIBOR Advance, a day on which dealings in dollars are carried on in the interbank eurodollar market in which Chemical's Lending Office for LIBOR Advances cus-tomarily deals.

                   "Buying Agreement":  the Buying Agency Agreement,
              dated April 1, 1992 between THUSA and THEH, as amended, supplemented or modified, from time to time.

                   "Cash Equivalents":  investments of the type
              described in clauses (a) and (b) of Subsection 6.7.

                   "Century":  Century Business Credit Corporation.

                   "Code":  the Internal Revenue Code of 1986, as
              amended from time to time.














                   "Commercial Letter of Credit":  commercial documen-
              tary letters of credit denominated in Dollars, issued by the Issuing Lender for the account of a Borrower for the purchase of inventory by such Borrower in the ordinary course of its business.

                   "Commercial Letter of Credit Application":  as
              defined in Subsection 2.3(b)(i).

                   "Commercial Letter of Credit Documents":  the collec-
              tive reference to the Commercial Letter of Credit Applica-tions and the Commercial Letters of Credit and any other documents arising out of or in connection with the issu-ance of and participation in Commercial Letters of Credit hereunder.

                   "Commitments":  as defined in Subsection 2.1.

                   "Commitment Percentage":  as to any Lender, the ratio
              (expressed as a percentage) which (a) the Commitment of such Lender bears to (b) the aggregate amount of the Com-mitments.

                   "Commitment Period":  the period from and including
              the date hereof to but not including the Termination Date or such earlier date as the Commitments shall terminate as provided herein.

                   "Commonly Controlled Entity":  an entity, whether or
              not incorporated, which is under common control with any Borrower or Guarantor, as the case may be, within the meaning of Section 4001 of ERISA.

                   "Consolidated Tangible Capital Funds":  Consolidated
              Tangible Net Worth plus Subordinated Debt.

                   "Consolidated Tangible Net Worth":  on any date, the
              amount by which (a) without duplication, the par value (or value stated on the books) of all classes of the capital stock of THUSA, plus (or minus in the case of deficit) the amount of the consolidated surplus, whether capital or earned, of THUSA and its Subsidiaries, plus paid in capi-tal exceeds (b) the aggregate amount carried as assets on the













              books of THUSA and its Subsidiaries for goodwill, licenses, patents, trademarks, treasury stock, unamortized debt discount and expense, leasehold improvements and other intangibles, for the cost of investments in excess of net assets at the time of acquisition by THUSA or any Subsidiary, for any write-up in the book value of any assets of THUSA or any Subsidiary resulting from re-eval-uation thereof subsequent to the date hereof.

                   "Continuing Letter of Credit Security Agreement":
              each Continuing Letter of Credit Security Agreement, LCPC License Agreement, Continuing Indemnity Agreement and Sup-plemental Letter of Credit Agreement dated as of July 15, 1994 between each Borrower and the Issuing Lender, in the forms set forth in Exhibit E hereto, as amended, modified or supplemented from time to time.

                   "Default":  any of the events specified in Section 7
              hereof, whether or not any requirement for notice or lapse of time or any other condition has been satisfied.

                   "Drafts":  the collective reference to Time Drafts
              and Acceptance Drafts.

                   "Distributable Amount":  as defined in Subsection
              6.7(e).

                   "EBIRTDA":  on any date, gross earnings before deduc-
              tions for interest, rental expense, Stock Option Expense, taxes, depreciation and amortization on such date less repayments of Stock Option Debt.

                   "Eligible Accounts Receivable":  (a) at any time when
              a Factoring Agreement is in effect, all accounts (as such term is defined in the New York Uniform Commercial Code, as in effect from time to time) collected or purchased by a Factor pursuant to a Factoring Agreement and (b) all accounts (as such term is defined in the New York Uniform Commercial Code, as in effect from time to time) other than (i) accounts due from Subsidiaries or from Persons affiliated with a Borrower by common ownership (direct or indirect) and (ii) accounts which are more than 90 days past due.














                   "Eligible Inventory":  all inventory of every nature
              and description, now owned or hereafter acquired and wherever located (including without limitation goods and supplies) that is determined by the Agent in its discre-tion to be (a) genuine, merchantable and saleable in the ordinary course of business and (b) owned free and clear of all mortgages, liens, security interests, encumbrances, claims or rights of others, except liens and security interests in favor of the Lenders.

                   "ERISA":  the Employee Retirement Income Security Act
              of 1974, as amended from time to time.

                   "Event of Default":  any of the events specified in
              Section 7 hereof, provided that any requirement for notice or lapse of time or any other condition has been satis-fied.

                   "Existing Letters of Credit": the letters of credit
              outstanding on the date hereof and listed in Schedule I hereto.

                   "Factor":  Century and, so long as Century continues
              to be a Factor, one or more additional factors acceptable to the Agent, or, if Century is no longer a Factor, one or more replacement factors acceptable to the Majority Lend-ers.

                   "Factoring Agreement":  the letter agreement dated
              September 16, 1994, as amended on April 9, 1996, between Century and THUSA, as amended from time to time, and any agreement with any additional or replacement Factor to the extent such additions and replacements are permitted here-under.

                   "Federal Funds Rate":  for any day, the weighted
              average of the rates on overnight Federal funds transac-tions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Chemical from three Fed-eral funds brokers of recognized standing selected by it.












                   "Funded Capital Expenditures": capital expenditures
              funded with Affiliate Debt.

                   "GAAP":  generally accepted accounting principles, as
              in effect from time to time.

                   "Guarantee":  each Amended and Restated Guarantee in
              the form of Exhibit F-1 through Exhibit F-6 hereto entered into by each of THL, THC, THEH, THHK, Nippon and THW, in each case as amended, modified or supplemented from time to time (collectively, the "Guarantees").

                   "Insolvency":  with respect to any Multiemployer
              Plan, the condition that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

                   "Insolvent":  the condition of Insolvency.

                   "Interest Payment Date":  (a) as to any LIBOR
              Advance, the last day of each Interest Period for such LIBOR Advance and, with respect to each LIBOR Advance hav-ing an Interest Period of six months, the day which is three months after the first day of such Interest Period,
              (b) as to any Alternate Base Rate Advance, the first day of each month and upon the repayment or conversion thereof and (c) as to any Quoted Rate Advance, the last day of each Quoted Rate Interest Period for such Quoted Rate Advance.

                   "Issuing Lender":  Chemical, in its capacity as issu-
              er of the Letters of Credit and creator of the Accep-tances.

                   "Junior Subordinated Debt":  Subordinated Debt which
              bears interest at the Prime Rate plus 2% per annum and which cannot be prepaid except as set forth in Subsection 6.10(b).

                   "L/C Availability":  with respect to each Borrower,
              the aggregate undrawn amount of outstanding Commercial Letters of Credit issued by the Issuing Lender hereunder for the account of such Borrower (including without limi-tation any such Commercial Letters of Credit which have expired not more than 30 days prior to any date of deter-mination).









                   "Lending Office":  for each Lender, such Lender's
              office at the address set forth on Schedule II, or such other office as a Lender may from time to time specify.

                   "Letter of Credit Applications":  the collective ref-
              erence to the Commercial Letter of Credit Applications and the Standby Letter of Credit Applications.

                   "Letter of Credit Documents":  the collective refer-
              ence to the Commercial Letter of Credit Documents, the Standby Letter of Credit Documents and the Continuing Let-ter of Credit Security Agreements.

                   "Letter of Credit Obligations":  at any particular
              time, all liabilities of a Borrower with respect to Let-ters of Credit, whether or not such liabilities are con-tingent or unmatured, including the sum of (a) the then outstanding Letter of Credit Reimbursement Loans plus (b) the then aggregate undrawn face amount of all then out-standing Letters of Credit.

                   "Letter of Credit Participating Interest":  with
              respect to any Letter of Credit (a) in the case of the Issuing Lender, its undivided interest in such Letter of Credit and the related Letter of Credit Application, after giving effect to the granting of any participating inter-ests therein and (b) in the case of any Participating Lender, its undivided participating interest in such Let-ter of Credit and the related Letter of Credit Applica-tion.

                   "Letter of Credit Reimbursement Loan":  as defined in
              Subsection 2.3(f)(ii).

                   "Letter of Credit Reimbursement Obligation":  the
              obligation of each Borrower to reimburse the Issuing Lend-er in accordance with Subsection 2.3(f)(i) for any payment made by the Issuing Lender under any Letter of Credit issued for the account of such Borrower.

                   "Letters of Credit":  the collective reference to the
              Commercial Letters of Credit, the Standby Letters of Cred-it and the Existing Letters of Credit.














                   "LIBOR Rate":  with respect to any LIBOR Advance for
              any LIBOR Interest Period, the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar depos-its approximately equal in principal amount to such LIBOR Advance and for the maturity equal to the applicable LIBOR Interest Period are offered to Chemical's Lending Office for LIBOR Advances at 10:00 A.M. New York City time two Business Days prior to the first day of such LIBOR Inter-est Period in the interbank eurodollar market in which such Lending Office customarily deals for delivery on the first day of such LIBOR Interest Period.

                   "LIBOR Advance":  any Advance at such time as it is
              made or maintained at a rate of interest based upon the Adjusted LIBOR Rate.

                   "LIBOR Interest Period" shall mean, with respect to
              each LIBOR Advance,

                        (a) initially, the period commencing on, as the case may be, the date of borrowing or conversion with respect to such LIBOR Advance and ending one, two, three or six months thereafter, as selected by a Borrower in its notice of borrowing as provided in subsection 2.2 or its notice of conversion as provided in subsection 2.10, as the case may be; and

                        (b) thereafter, each period commencing on the last day of the next preceding LIBOR Interest Period applicable to such LIBOR Advance and ending one, two, three or six months thereafter, as selected by a Borrower by irrevocable notice to the Agent not less than three Business Days prior to the last day of the then current LIBOR Interest Period with respect to such LIBOR Advance;

              provided that, all of the foregoing provisions relating to LIBOR Interest Periods are subject to the following:

                        (A) if any LIBOR Interest Period pertaining to a LIBOR Advance would otherwise end on a day which is not a Business Day, that LIBOR Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such LIBOR Interest Period













              into another calendar month in which event such LIBOR Interest Period shall end on the immediately preceding Business Day; and

                        (B) any LIBOR Interest Period pertaining to a LIBOR Advance that begins on the last Business Day of a calendar month (or on a day for which there is no numeri-cally corresponding day in the calendar month in which the end of such LIBOR Interest Period falls) shall end on the last Business Day of a calendar month.

                   "Limited Trademark License Agreement":  the Amended
              and Restated Limited Trademark License Agreement made by THL to the Agent in the form of Exhibit G hereto, as amended, modified or supplemented from time to time.

                   "Loan Documents":  this Agreement, the Notes, the
              Assignment of Factoring Agreement, the Guarantees, the Security Agreements, the Subordination Agreement, the Lim-ited Trademark License Agreement, the Acceptance Docu-ments, the Letter of Credit Documents, any other agreement or document referred to in Section 3 hereof and all other documents and instruments executed in connection herewith or therewith.

                   "Majority Lenders":  on any date, Lenders having in
              the aggregate at least 66-2/3% of the Aggregate Outstand-ing Extensions of Credit (giving effect to each Partici-pating Lender's participations in Letters of Credit and Acceptances) or, if the Aggregate Outstanding Extensions of Credit is zero, Lenders having at least 66-2/3% of the Commitments.

                   "Maximum Availability":  the amount set forth in the
              Borrowing Base Certificate opposite such term.

                   "Monthly Factor's Report":  a report delivered by the
              Factor to THUSA at the end of each month in the form of Exhibit H attached hereto and made a part hereof.

                   "Multiemployer Plan":  a Plan which is a multiemploy-
              er plan as defined in Section 4001(a)(3) of ERISA.














                   "Notes":  as defined in Subsection 2.2(d) hereof.

                   "Obligations":  the unpaid principal of and interest
              on, and any amounts due with respect to (including inter-est accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorga-nization or like proceeding, relating to either Borrower or any of their respective Subsidiaries, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes, the Letter of Credit Obli-gations, the Acceptance Obligations, and all other obliga-tions and liabilities of either Borrower to the Agent, the Issuing Lender or the Lenders, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes, the Letter of Credit Documents, the Acceptance Documents, or any other Loan Document, and any other amount owed to Chemi-cal, whether on account of principal, interest, reimburse-ment obligations, fees, indemnities, costs, expenses or otherwise.

                   "Participating Lenders":  collectively, the Lenders
              (other than the Issuing Lender), each in its capacity as an acquirer and holder of a Letter of Credit Participating Interest and as an acquirer and holder of an Acceptance Participating Interest.

                   "PBGC":  the Pension Benefit Guaranty Corporation
              established pursuant to Subtitle A of Title IV of ERISA.

                   "Person":  an individual, partnership, corporation,
              business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

                   "Plan":  any employee benefit plan which is covered
              by ERISA and in respect of which any Borrower or Guaran-tor, or a Commonly Controlled Entity, is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer", as defined in Sec-tion 3(5) of ERISA.














                   "Prime Rate": the rate announced by Chemical from
              time to time at its main office in New York City as its prime rate.

                   "Prohibited Transaction":  any transaction described
              in Section 406 of ERISA or Section 4975 of the Code.

                   "Quoted Rate":  a rate of interest offered by Chemi-
              cal to a Borrower and accepted by such Borrower for a Quoted Rate Advance.

                   "Quoted Rate Advances":  Advances at such time as
              they bear interest at the Quoted Rate.

                   "Quoted Rate Interest Period":  for each borrowing of
              Quoted Rate Advances, the term of such Advances, which shall be overnight or one, two, three or four weeks, as offered by Chemical and accepted by a Borrower at the time of each request by such Borrower for Quoted Rate Advances.

                   "Real Property":  any real estate or portion thereof now
              or hereafter owned or leased by any Borrower or Guarantor or by any of their respective Subsidiaries.

                   "Request for Acceptance":  each Request for Accep-
              tance in the form of Exhibit I hereto.

                   "Reorganization":  with respect to any Multiemployer
              Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

                   "Reportable Event":  any of the events set forth in
              Section 4043(b) of ERISA, other than those events as to which the thirty-day notice period is waived under subsec-tions .13, .14, .16, .18, .19 or .20 of PBGC Reg. 2615.

                   "Reserve Determination":  as defined in Subsection
              2.4(d).

                   "Security Agreement":  the Amended and Restated Secu-
              rity Agreement made by THUSA in favor of the Agent, in













              the form of Exhibit J-1 hereto, and the Amended and Restated Security Agreement made by Retail in favor of the Agent in the form of Exhibit J-2 hereto, in each case as amended, modified or supplemented from time to time
              (collectively, the "Security Agreements").

                   "Senior Subordinated Debt":  Subordinated Debt which
              bears interest at the Prime Rate plus 1% and which may be prepaid.

                   "Sight Draft Letter of Credit":  a Commercial Letter
              of Credit providing for payment of sight drafts when pre-sented for honor thereunder in accordance with the terms thereof and when accompanied by documents complying with the terms thereof.

                   "Single Employer Plan":  any Plan which is covered by
              Title IV of ERISA, but which is not a Multiemployer Plan.

                   "Standby Letter of Credit":  an irrevocable letter of
              credit under which the Issuing Lender agrees to make pay-ments in Dollars for the account of a Borrower, in respect of obligations of such Borrower incurred pursuant to con-tracts made or performances undertaken or to be undertaken or like matters relating to the working capital needs of such Borrower in the ordinary course of its business.

                   "Standby Letter of Credit Application":  as defined
              in Subsection 2.3(c)(i).

                   "Standby Letter of Credit Documents":  the collective
              reference to the Standby Letter of Credit Applications and the Standby Letters of Credit and any other documents arising out of or in connection with the issuance of and participation in Standby Letters of Credit hereunder.

                   "Statutory Reserves":  a fraction (expressed as a
              decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages, expressed as a decimal (including, without limitation, any marginal, special, emergency or supplemental reserves) from time to time in













              effect under Regulation D or as otherwise established by the Board of Governors of the Federal Reserve System and any other banking authority to which a Lender is subject, for Eurocurrency Liabilities (as defined in Regulation D). LIBOR Advances shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to a Lender under Regulation D. Statu-tory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percent-age.

                   "Stock Option Debt": indebtedness of THUSA to THC
              incurred by THUSA to purchase the stock of THC in connec-tion with THUSA's 1992 Stock Incentive Plan, as amended.

                   "Stock Option Expense":  for any fiscal period, the
              amount of expense, if any, related to THUSA's 1992 Stock Incentive Plan, as amended, incurred during such period.

                   "Subordinated Debt": indebtedness of THUSA to THEH or
              THC outstanding on the date hereof and set forth on Sched-ule 6.1 hereto and any future indebtedness of either Bor-rower to any Guarantor or other affiliate which (a) is subordinate in right of payment to all indebtedness of such Borrower to the Lenders pursuant to a subordination agreement substantially in the form of Exhibit K hereto and (b) provides for no principal payments prior to Sep-tember 30, 1999. Subordinated Debt shall be either Senior Subordinated Debt or Junior Subordinated Debt. All Subor-dinated Debt shall be Junior Subordinated Debt except as provided in Subsection 6.10(b).

                   "Subordination Agreement":  the Amended and Restated
              Subordination Agreement dated as of the date hereof made by THEH and THUSA in favor of the Agent, in the form of Exhibit K hereto, as amended, modified or supplemented from time to time.

                   "Subsidiary":  of any Person, any corporation more
              than 50% of whose issued and outstanding voting stock (except directors' qualifying shares, if required by law) at the time is owned by such Person, directly or through one or more Subsidiaries, provided that the Unrestricted Subsidiary













              shall not be deemed to be a "Subsidiary" until such time as THUSA's management makes the election described in the definition of "Unrestricted Subsidiary".

                   "Termination Date":  the earlier of June 30, 1999 and
              the date the Commitments are terminated.

                   "Time Draft Letter of Credit":  a Commercial Letter
              of Credit providing for acceptance by the Issuing Lender of drafts when presented for honor thereunder in accor-dance with the terms thereof, provided that no such draft shall be payable more than 180 days after sight or later than five days prior to the Termination Date, whichever is earlier, and provided, further, that each such draft is accompanied by documents complying with the terms of such Letter of Credit.

                   "Time Drafts":  as defined in Subsection 2.4(a)(i).

                   "Unavailable Step-Up Commitment": that portion of the
              Commitments which is unavailable to the Borrowers pursuant to the provisions of Subsection 2.1(a).

                   "Unfunded Capital Expenditures": capital expenditures
              funded with the Borrowers' funds, including without limi-tation the proceeds of borrowings hereunder.

                   "Uniform Customs":  the Uniform Customs and Practice
              for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

                   "Unrestricted Subsidiary": a wholly owned Subsidiary
              of THUSA, to be designated by THUSA, which Subsidiary shall not be considered a "Subsidiary" for any purpose of this Agreement (including, without limitation, with respect to any of the representations, warranties or cov-enants contained in this Agreement) unless and until such time as THUSA's management elects, which election may not thereafter be revoked, to include such Subsidiary for pur-poses of determining compliance with the covenants set forth in Subsection 6.13.















                   1.2 Use of Defined Terms. All terms defined in this Agreement shall have the defined meanings when used in any other Loan Document and all certificates, reports or other doc-uments made or delivered pursuant hereto or thereto unless the context shall otherwise require.

                   1.3 Accounting Terms. All accounting terms not spe-cifically defined herein shall be construed in accordance with GAAP.


         SECTION 2.  AMOUNT AND TERMS OF CREDIT

                   2.1 The Commitments. Each Lender severally agrees, upon the terms and conditions of this Agreement, to extend credit to each Borrower from time to time on and after the date hereof to the Termination Date by making Advances to each Bor-rower and, in the case of the Issuing Lender, opening or creat-ing or, in the case of each Participating Lender, participating in Letters of Credit and Acceptances, in an amount and to such extent that such Lender's Commitment Percentage of the Aggre-gate Outstanding Extensions of Credit does not exceed at any one time outstanding the amount set forth opposite such Lend-er's signature below (collectively, the "Commitments" and as to each Lender, its "Commitment"), provided, however, that:

                   (a) no Advance shall be made or Acceptance created or
              Letter of Credit issued if, as a result thereof, the Aggregate Outstanding Extensions of Credit shall exceed the amount set forth below during the time periods set forth below:


                   Time Period              Available Commitment

                   Closing Date-5/31/97     $100,000,000
                   6/1/97-5/31/98            125,000,000
                   6/1/98-6/30/99            150,000,000;

                   (b) no Advance shall be made, Acceptance created or Letter of Credit issued if, as a result thereof, the Aggregate Outstanding Extensions of Credit shall exceed the Maximum Availability as shown on the most recent Bor-rowing Base Certificate;













                   (c) the Commitments may be voluntarily reduced from
              time to time pursuant to Subsection 2.5 hereof;

                   (d) the Commitments shall be subject to mandatory reduction from time to time in accordance with the provi-sions of Subsection 2.6;

                   (e) no Letter of Credit shall expire later than the
              Termination Date and no Acceptance shall be created which has a maturity date beyond the Termination Date; and

                   (f) the sum of (i) the aggregate principal amount of all Advances outstanding and (ii) the aggregate face amount of all Acceptance Obligations outstanding shall not exceed the amount set forth below during the time periods set forth below:


                   Time Period              Direct Debt Limit

                   Closing Date-5/31/97     $60,000,000
                   6/1/97-5/31/98            75,000,000
                   6/1/98-6/30/99            90,000,000.

         During the aforesaid period ending on the Termination Date, each Borrower may use the Commitments by borrowing and prepay-ing Advances in whole or ratably in part, and reborrowing, and causing Letters of Credit to be issued or Acceptances to be created, all in accordance with the terms and conditions of this Agreement.

                   2.2 The Advances. (a) Advances. Each Lender sever-ally agrees, on the terms and conditions hereinafter set forth, to make Advances to each Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date. Within the limits of each Lender's Commit-ment, each Borrower may borrow, prepay Advances and reborrow under this Section 2.2. Each borrowing of Advances shall be made ratably in accordance with each Lender's Commitment Per-centage.
















                   (b)  Notice and Method of Borrowing.

                   (i) Each Borrower wishing to borrow Alternate Base Rate Advances shall give the Agent prior telephonic notice (to be confirmed in writing), or written notice (effective upon receipt) of its intention to borrow under this Agree-ment, which notice must be received on or prior to 10:00 A.M. New York City time on the date such borrowing is requested, specifying the date and amount thereof and that the Advances shall bear interest at the Alternate Base Rate. Upon receipt of such notice, the Agent shall prompt-ly notify each Lender.

                  (ii) Each Borrower wishing to borrow Quoted Rate Advances shall request such Quoted Rate Advances by giving the Agent prior telephonic notice (to be confirmed in writing), or written notice (effective upon receipt) of the date and amount of such requested borrowing of Quoted Rate Advances, which notice must be received on or prior to 10:00 A.M. New York City time on the date such borrow-ing is requested. Upon receipt of such notice the Agent shall notify the Borrower of the Quoted Rate and Quoted Rate Interest Period offered to such Borrower by Chemical and such Borrower shall either accept or reject such Quot-ed Rate and Quoted Rate Interest Period. Upon acceptance by such Borrower of the terms of the Quoted Rate Advances for such borrowing, the Agent shall promptly notify each Lender.

                 (iii) Each Borrower wishing to borrow LIBOR Advances shall request such LIBOR Advances by giving the Agent irrevocable written notice (effective upon receipt) which notice must be received by the Agent prior to 10:00 A.M., New York City time, three Business Days prior to the requested borrowing date specifying (a) the amount to be borrowed, (b) the requested borrowing date and (c) the requested LIBOR Interest Period. Upon receipt of such notice, the Agent shall promptly notify each Lender. If a Borrower shall not timely notify the Agent that it wishes to continue a LIBOR Advance as such prior to the expira-tion of the then-current LIBOR Interest Period relating to any LIBOR Advance, then such Advance shall bear interest at the Alternate Base Rate minus 1%.














                  (iv) Each Alternate Base Rate Advance shall be in a principal amount equal to $500,000 or any integral multi-ple of $500,000 in excess thereof. Each LIBOR Advance and Quoted Rate Advance shall be in a principal amount of at least $5,000,000 or any integral multiple of $1,000,000 in excess thereof.

                   (v) Each Lender shall, before 1:00 P.M. (New York City time) on the date of each borrowing, make available to the Agent at its address set forth with its signature hereto and in immediately available funds, such Lender's Commitment Percentage of such borrowing. Upon fulfillment of the applicable conditions set forth in Section 3, the Agent will make such funds available to the relevant Bor-rower no later than 3:00 P.M. (New York City time) on the date of such borrowing by credit to such Borrower's account at the Agent's aforesaid address.

                  (vi) Unless the Agent shall have been notified in writing by a Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the relevant Borrower a cor-responding amount. If such amount is not made available to the Agent by the required time on the borrowing date therefor, such Lender shall pay interest on such amount to the Agent, payable on demand, at a rate equal to the daily average Federal Funds Rate for the period, until such Lender makes such amount available to the Agent. A cer-tificate of the Agent submitted to such Lender with respect to any amounts owing under this Subsection 2.2 shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made avail-able to the Agent by such Lender within three Business Days of such borrowing date, the Agent shall be entitled to recover such amount from the relevant Borrower, with interest thereon at the rate applicable to such Advance hereunder, payable on demand. No Lender's obligation to make Advances shall be affected by any other Lender's failure to make any Advances.















                   (c) Interest. Each Advance shall bear interest from the date thereof on the unpaid principal amount owing thereun-der from time to time until paid in full at (i) the Alternate Base Rate minus 1%, (ii) the Quoted Rate plus 1.5%, or (iii) the LIBOR Rate plus 1%, as selected by the relevant Borrower in its notice of borrowing, provided that whenever any unpaid principal amount of or interest on such Advance shall become due and payable (whether at the stated maturity, by accelera-tion or otherwise) interest on such overdue amount shall there-after be payable at a rate per annum equal to the Alternate Base Rate plus 3% until such amount is paid. Interest on Alternate Base Rate Advances shall be payable monthly on the last day of each month, and upon the Termination Date. Inter-est on LIBOR Advances and Quoted Rate Advances shall be payable on the Interest Payment Date for such Advance. All payments of interest hereunder shall be made to the Agent for the account of the Lenders.

                   (d) Notes. Advances made by each Lender to a Bor-rower pursuant to its Commitment shall be evidenced by a prom-issory note of such Borrower, substantially in the form of Exhibit A hereto, representing the obligation of such Borrower to pay the amount of the Commitment of such Lender or, if less, the aggregate unpaid principal amount of all Advances made by such Lender to such Borrower pursuant to its Commitment, plus interest thereon as herein provided (such promissory notes, as amended, modified or supplemented from time to time, the "Notes"). Each Lender is authorized to record the date, amount, type, interest rate and LIBOR Interest Period or Quoted Rate Interest Period with respect to each Advance made by such Lender under its Commitment and the date and amount of each payment of principal of such Advances on the schedules annexed to its Notes, which recordation shall constitute prima facie evidence of the accuracy of the information endorsed, provided that the failure to make any such recordation shall not affect the obligations of a Borrower hereunder in respect of such Advance. Each Note shall (i) be dated the date of the execu-tion and delivery of this Agreement, (ii) bear interest at the rates specified in paragraph (c) of this Subsection 2.2, and
         (iii) be stated to mature on the Termination Date.

         2.3  Letters of Credit.

                   (a) Letters of Credit. Subject to the terms and con-ditions













         hereof, the Issuing Lender and each Participating Lender agree to extend credit by the Issuing Lender's issuing Letters of Credit in the form of Commercial Letters of Credit or Standby Letters of Credit for the account of each Borrower, and each Participating Lender's acquiring its Letter of Credit Par-ticipating Interest in each such Letter of Credit issued by the Issuing Lender, from time to time during the Commitment Period, provided that no Letter of Credit shall be issued hereunder if, after giving effect thereto, any of the provisions of Subsec-tion 2.1 would be violated. Each Borrower may use the Commit-ments in this manner by having the Issuing Lender issue Letters of Credit, having such Letters of Credit expire undrawn upon or, if drawn upon, reimbursing the Issuing Lender for such drawing, and having the Issuing Lender issue new Letters of Credit, all in accordance with the terms and conditions hereof. The Existing Letters of Credit shall be deemed to be Letters of Credit for all purposes under this Agreement and the other Loan Documents.

                   (b)  Issuance of Commercial Letters of Credit.

                   (i) Each Borrower may request the Issuing Lender to issue a Commercial Letter of Credit in favor of sellers of goods to such Borrower on any Business Day during the Com-mitment Period by delivering to the Issuing Lender at its address set forth with its signature hereto, a commercial letter of credit application in the Issuing Lender's then standard form (a "Commercial Letter of Credit Applica-tion"), completed to the satisfaction of the Issuing Lend-er, together with such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Each Borrower hereby agrees to observe and perform its covenants, duties and obligations under each Commercial Letter of Credit Document.

                  (ii) Each Commercial Letter of Credit issued hereun-der shall, among other things, (A) be a Sight Draft Letter of Credit or a Time Draft Letter of Credit and (B) have an expiry date occurring not later than six months after the date of issuance of such Commercial Letter of Credit and in no event later than 5 days prior to the Termination Date. Each Commercial















              Letter of Credit Application and each Commercial Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

                 (iii) The Issuing Lender shall not at any time be obligated to issue any Commercial Letter of Credit hereun-der if such issuance would conflict with, or cause the Issuing Lender or any Participating Lender to exceed any limits imposed by, any applicable requirements of law.

                   (c)  Issuance of Standby Letters of Credit.

                   (i) Each Borrower may request the Issuing Lender to issue a Standby Letter of Credit on any Business Day dur-ing the Commitment Period by delivering to the Issuing Lender at its address set forth with its signature hereto, a standby letter of credit application in the Issuing Lender's then standard form (a "Standby Letter of Credit Application"), completed to the satisfaction of the Issu-ing Lender, together with such other certificates, docu-ments and other papers and information as the Issuing Lender may reasonably request. Each Borrower hereby agrees to observe and perform its covenants, duties and obligations under each Standby Letter of Credit Document.

                  (ii) Each Standby Letter of Credit issued hereunder shall, among other things, (A) be in such form requested by a Borrower as shall be acceptable to the Issuing Lender in its sole discretion, and (B) have an expiry date occur-ring not later than one year (without giving effect to any provision which automatically extends such expiry date) after the date of issuance of such Standby Letter of Cred-it and in no event later than 5 days prior to the Termina-tion Date. Each Standby Letter of Credit Application and each Standby Letter of Credit shall be subject to the Uni-form Customs and, to the extent not inconsistent there-with, the laws of the State of New York.



















                 (iii) The Issuing Lender shall not at any time be obligated to issue any Standby Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any Participating Lender to exceed any limits imposed by, any applicable requirements of law.

                   (d) Participating Interests. Effective in the case of each Letter of Credit as of the date of the issuance there-of, the Issuing Lender agrees to allot and does allot, to itself and each Participating Lender, and each Participating Lender irrevocably agrees to take and does take a Letter of Credit Participating Interest in each Letter of Credit, the related Letter of Credit Application and all obligations of the Borrower for the account of which such Letter of Credit is issued with respect thereto (other than fees payable to the Issuing Lender pursuant to Subsection 2.7(b)(iv)) in a percent-age equal to such Lender's Commitment Percentage. Each Partic-ipating Lender hereby agrees that its participation obligations described in the immediately preceding sentence shall be irre-vocable and unconditional. Effective as of the date hereof, Chemical agrees to allot, and does allot, to each Participating Lender, and each Participating Lender severally and irrevocably agrees to take and does take, in the Existing Letters of Credit and the related Letter of Credit Documents and all drafts drawn thereunder, a Letter of Credit Participating Interest in a per-centage equal to such Participating Lender's Commitment Per-centage.

                   (e) Procedure for Opening Letters of Credit. Upon receipt of any Letter of Credit Application from a Borrower, the Issuing Lender will process such Letter of Credit Applica-tion and the other certificates, documents and other papers delivered to the Issuing Lender in connection therewith, in accordance with its customary procedures and shall promptly open such Letter of Credit by issuing the original of such Let-ter of Credit to the beneficiary thereof and by furnishing a copy thereof to such Borrower.

                   (f)  Payments.

                   (i)  Each Borrower agrees to reimburse the Issuing
















              Lender in Dollars and in immediately available funds, forthwith upon the Issuing Lender's demand and otherwise in accordance with the terms of the Letter of Credit Application relating thereto, for any payment made by the Issuing Lender under any Letter of Credit issued for its account. The Issuing Lender is hereby authorized to charge the accounts maintained by each Borrower at Chemi-cal for all amounts payable pursuant to this Subsection 2.3(f).

                  (ii) The failure by any Borrower on any day to have sufficient aggregate Dollar funds on deposit in its accounts maintained at Chemical to pay all Letter of Cred-it Reimbursement Obligations due on such day in accordance with Subsection 2.3(f)(i) (such deficiency being hereinaf-ter referred to as a "Letter of Credit Reimbursement Defi-ciency") shall constitute the making by the Issuing Lender of a loan to such Borrower (a "Letter of Credit Reimburse-ment Loan") in a principal amount equal to the amount of the Letter of Credit Reimbursement Deficiency as of such day; provided, however, that no Letter of Credit Reim-bursement Loan shall be made if, after giving effect thereto, the aggregate principal amount of all Advances, Letter of Credit Reimbursement Loans and Acceptance Reim-bursement Loans then outstanding would exceed the amount set forth in Subsection 2.1(a) during each time period set forth in such Subsection. Each Letter of Credit Reim-bursement Loan shall (x) be payable on demand, (y) be evi-denced by a loan account maintained on the books and records of the Issuing Lender (the "Letter of Credit Reim-bursement Loan Account") and (z) bear interest from the date of the creation of the applicable Letter of Credit Reimbursement Obligation until paid in full at a rate per annum equal to the interest rate then applicable to Alter-nate Base Rate Advances. Interest on each Letter of Cred-it Reimbursement Loan shall be payable on demand. The entries in the Letter of Credit Reimbursement Loan Account shall constitute prima facie evidence of the accuracy of the information set forth therein.


















                 (iii) In the event that the Issuing Lender makes a Letter of Credit Reimbursement Loan in accordance with Subsection 2.3(f)(ii), the Issuing Lender will promptly notify each Participating Lender. Forthwith upon its receipt of any such notice, each Participating Lender will transfer to the Issuing Lender, in Dollars and in immedi-ately available funds, an amount equal to such Participat-ing Lender's pro rata share of such Letter of Credit Reim-bursement Loan. Each Participating Lender agrees that the Issuing Lender shall have full authority and responsibil-ity for enforcing all claims against the applicable Bor-rower with respect to Letters of Credit and Letter of Credit Reimbursement Loans and exercising all rights and remedies with respect thereto.

                  (iv) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from each Participating Lender its pro rata share of any Letter of Credit Reimbursement Loan in accordance with Subsection 2.3(f)(iii), the Issuing Lender receives any payments related to such Letter of Credit Reimburse-ment Loan (whether received directly from a Borrower or otherwise, including proceeds of collateral applied there-to by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to each Participating Lender its pro rata share thereof; pro-vided, however, that in the event that any such payments or such payment of interest (as the case may be) is required to be returned by the Issuing Lender, each Par-ticipating Lender will return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

                   (v) Within ten days after the end of each calendar month, the Issuing Lender will notify each Participating Lender of each payment made by the Issuing Lender during such calendar month under any Letter of Credit and each payment made by each Borrower during such calendar month to the Issuing Lender in reimbursement of amounts paid by the Issuing Lender under any such Letter of Credit.

















                   (g) Further Assurances. Each Borrower hereby agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments reasonably requested by the Issuing Lender more fully to effect the pur-poses of this Agreement and the issuance of the Letters of Credit opened hereunder for its account, and further agrees to execute any and all instruments reasonably requested by the Issuing Lender in connection with obtaining or maintaining any insurance coverage applicable to any products purchased under such Letters of Credit in accordance with the related Letter of Credit Application.

                   (h) Letter of Credit Applications. The provisions of this Section 2.3 in respect of any Letters of Credit are supplemental to, and not in derogation of, any rights and rem-edies of the Issuing Lender and the Lenders under the Continu-ing Letter of Credit Security Agreements and the Letter of Credit Applications related to such Letters of Credit and under other applicable law. In the event of any conflict between the terms of this Agreement and the terms of the Letter of Credit Applications, the terms set forth in this Agreement shall con-trol.

                   (i) Use of Proceeds. The Commercial Letters of Credit opened for the account of each Borrower shall be used to finance purchases of inventory, equipment or other assets by such Borrower in the ordinary course of its business, and the Standby Letters of Credit shall be used to provide credit sup-port for each Borrower or any of their respective Subsidiaries in the ordinary course of their businesses.

                   2.4  Acceptances.  (a)  Acceptances.

                   (i) The Issuing Lender and each Participating Lender confirm that the Issuing Lender's issuance of Time Draft Letters of Credit pursuant to Commercial Letter of Credit Applications made by a Borrower hereunder and each Par-ticipating Lender's acquisition of Letter of Credit Par-ticipating Interests therein constitutes an agreement by the Issuing Lender and the Participating Lenders to extend credit by the Issuing Lender's accepting drafts ("Time Drafts") for the account of such Borrower that are pre-sented














              for honor under Time Draft Letters of Credit in compliance with the terms thereof and each Participating Lender's acquiring its Acceptance Participating Interest in such Acceptance created by the Issuing Lender, from time to time during the period from the date hereof to and including the Termination Date.

                  (ii) In addition, within two Business Days after a draft is presented under any Sight Draft Letter of Credit, the Issuing Lender and the Participating Lenders agree that, subject to the terms and conditions hereof, the Issuing Lender will, upon the request of a Borrower, cre-ate Acceptances in respect of Acceptance Drafts drawn on the Issuing Lender by such Borrower in respect of the goods financed by such Sight Draft Letter of Credit, pro-vided, that such Borrower shall request the creation of such Acceptances by submitting to the Issuing Lender at least two Business Days prior to the requested date of the creation of such Acceptance: (A) a Request for Acceptance, specifying the date, maturity and amount of the Acceptance Draft to be accepted and describing the goods to be financed thereby; (B) an Acceptance Draft to be drawn on such Issuing Lender and (C) such other certificates, docu-ments and other papers as the Issuing Lender may reason-ably request and provided further that no such Acceptance shall be created if, after giving effect to such Accep-tance, the provisions of Subsection 2.1 would be violated.

                 (iii) On any date on which an Acceptance is created hereunder, the Issuing Lender will discount such Accep-tance at its discount rate (as hereinafter defined), by making available to the Borrower for the account of which such Acceptance is being created an amount in immediately available funds equal to the face amount of such Accep-tance less such discount. The Issuing Lender's "discount rate" shall mean the discount rate determined from time to time by the Issuing Lender, in its sole and absolute dis-cretion, as generally available to other customers of the Issuing Lender for bankers' acceptances.

                  (iv) Each Time Draft and Acceptance Draft shall be denominated in Dollars and shall be stated to mature on a Business Day which is 30, 60, 90 or 180 days after the date













              thereof and which shall be no later than 5 days prior to the Termination Date. No Acceptance Draft created hereunder shall (i) have a term in excess of the period of time which is usually and reasonably necessary to finance transactions of a similar character or (ii) be in a face amount of less than $50,000 or (iii) be in face amount which exceeds the fair market value of the shipment of goods related to such Acceptance Draft.

                   (b)  Participating Interests.

                   (i) Effective in the case of each Acceptance as of the date of the creation thereof the Issuing Lender agrees to allot and does allot, to itself and each Participating Lender, and each Participating Lender irrevocably agrees to take and does take an Acceptance Participating Interest in each Acceptance, the related Draft and all obligations of the Borrower for the account of which such Acceptance is being created with respect thereto (other than fees payable to the Issuing Lender pursuant to Subsection 2.7(c)(ii)) in a percentage equal to such Lender's Commit-ment Percentage. Each Participating Lender hereby agrees that its participation obligations described in the imme-diately preceding sentence shall be irrevocable and uncon-ditional.

                  (ii) If the Issuing Lender determines, in its sole discretion, that each Participating Lender shall fund its pro rata portion of any Acceptance, the Issuing Lender will notify each Participating Lender of such determina-tion by 10:00 A.M. on the date on which such Acceptance is to be created. Upon receipt of such notice, each Partici-pating Lender will make the amount of its Commitment Per-centage of each Acceptance Amount available to the Issuing Lender at the office of the Issuing Lender set forth with its signature hereto not later than 12:00 Noon, New York City time, on the date such Acceptance is to be created, in funds immediately available to the Issuing Lender.
              Each Participating Lender shall indemnify and hold harm-less the Issuing Lender from and against any and all loss-es, liabilities (including liabilities for penalties), actions, suits, judgments, demands, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) resulting from any failure on the part of such Participating












              Lender to provide, or from any delay in providing, the Issuing Lender with such Participating Lender's Commitment Percentage of any Acceptance Amount in accordance with this Subsection 2.4(b)(ii). If a Participating Lender does not make available to the Issuing Lender when due such Participating Lender's Commitment Percentage of any Acceptance Amount, such Participating Lender shall be required to pay interest to the Issuing Lender on such Participating Lender's Commitment Percentage of such Acceptance Amount at a rate of interest per annum equal to the Federal Funds Rate from the date such Participating Lender's payment is due until the date it is received by the Issuing Lender.

                   (c)  Payments.

                   (i) Each Borrower shall be obligated, and hereby unconditionally agrees, to pay to the Issuing Lender the face amount of each Acceptance created for the account of such Borrower by the Issuing Lender hereunder on the matu-rity thereof, or such earlier date on which the obliga-tions of such Borrower under this Agreement become due and payable. The Issuing Lender is hereby authorized to charge the accounts maintained by each Borrower at Chemi-cal for all amounts payable pursuant to this Subsection 2.4(c)(i). Whenever, at any time after the Issuing Lender has received from each Participating Lender its pro rata share of any Acceptance Amount in accordance with Subsec-tion 2.4(b)(ii), the Issuing Lender receives any payments related to such Acceptance, the Issuing Lender will dis-tribute to such Participating Lender its pro rata share thereof; provided, however, that in the event that any such payment is required to be returned by the Issuing Lender, each Participating Lender will return to the Issu-ing Lender the portion thereof previously distributed by the Issuing Lender to it.

                  (ii) The failure by a Borrower on any day to have sufficient aggregate Dollar funds on deposit in its accounts maintained at Chemical to pay all Acceptance Reimbursement Obligations due on such day in accordance with Subsection 2.4(c)(i) (such deficiency being hereinafter referred to as an "Acceptance Reimbursement Deficiency") shall constitute the making by the Issuing Lender of a loan to such Borrower












              (an "Acceptance Reimbursement Loan") in a principal amount equal to the amount of the Acceptance Reimbursement Deficiency as of such day; provided, however, that no Acceptance Reimbursement Loan shall be made if, after giving effect thereto, the aggregate principal amount of all Advances, Letter of Credit Reimbursement Loans and Acceptance Reimbursement Loans then outstanding would exceed the amount set forth in Subsection 2.1(a) during each time period set forth in such Subsection. Each Acceptance Reimbursement Loan shall (x) be payable on demand, (y) be evidenced by a loan account maintained on the books and records of the Issuing Lender (the "Acceptance Reimbursement Loan Account"), and (z) bear interest from the date of the creation of the applicable Acceptance Reimbursement Obligation until paid in full at a rate per annum equal to the interest rate then applicable to Alternate Base Rate Advances. Interest on each Acceptance Reimbursement Loan shall be payable on demand. The entries in the Acceptance Reimbursement Loan Account shall constitute prima facie evidence of the accuracy of the information set forth therein.

                 (iii) If the Issuing Lender makes an Acceptance Reimbursement Loan in accordance with Subsection 2.4(c)(ii), the Issuing Lender will promptly notify each Participating Lender. Forthwith upon receipt of such notice, each Participating Lender will transfer to the Issuing Lender, in Dollars and in immediately available funds, and the Issuing Lender shall acquire a claim against each Participating Lender for, such Participating Lender's pro rata share of such Acceptance Reimbursement Loan.

                  (iv) Upon each Participating Lender's payment in full to the Issuing Lender of its pro rata share of any Acceptance Reimbursement Loan for the account of a Borrower in accordance with Subsection 2.4(c)(iii), such Participating Lender shall acquire the Issuing Lender's claim against such Borrower in respect of such Acceptance Reimbursement Loan to the extent of the amount paid by such Participating Lender. Each Participating Lender agrees that the Issuing Lender shall have full authority and responsibility for enforcing all claims against each Borrower with respect to Acceptances and Acceptance













              Reimbursement Loans and exercising all rights and remedies with respect thereto.

                   (v) Whenever, at any time after the Issuing Lender has received from each Participating Lender its pro rata share of any Acceptance Reimbursement Loan in accordance with Subsection 2.4(c)(iv) the Issuing Lender receives any payments related to such Acceptance Reimbursement Loan (whether received directly from a Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to each Participating Lender its pro rata share thereof; provided, however, that in the event that any such payments or such payment of interest (as the case may be) is required to be returned by the Issuing Lender, each Participating Lender will return to the Issuing Lender the portion thereof pre-viously distributed by the Issuing Lender to it.

                  (vi) Within ten days after the end of each calendar month the Issuing Lender will notify each Participating Lender of (A) each creation of an Acceptance by the Issu-ing Lender during such calendar month and (B) each payment made by a Borrower to the Issuing Lender during such cal-endar month on account of any Acceptance Reimbursement Obligation.

                   (d) Termination of Acceptance Commitments. In the event that (i) there is a determination made by any regulatory body or instrumentality thereof (including without limitation, any Federal Reserve Bank or any bank examiner), or there is a change in, or change in interpretation of, any applicable law, rule or regulation (such determination or such change, a "Reserve Determination"), in either case to the effect that bankers' acceptances created hereunder or in connection with a substantially similar facility (whether or not a Borrower or any Lender is directly involved as parties) will be ineligible for reserve-free treatment (or if already discounted, should have been ineligible for reserve-free treatment) with Federal Reserve Banks, and as a result any Lender is required to main-tain, or determines as a matter of prudent banking practice that it is appropriate for it to maintain, additional reserves, or (ii) any restriction is imposed on any Lender (including, without limitation, any change in acceptance limits imposed on any












         Lender) which would prevent such Lender from creating or purchasing participating interests in bankers' acceptances, as the case may be, or otherwise performing its obligations in respect of Acceptances, then, with the consent of the Partici-pating Lenders, the Issuing Lender may, or upon the direction of any Participating Lender, the Issuing Lender shall, by notice to each Borrower at its address specified in Subsection
         10.5 terminate the obligation of the Issuing Lender to issue Time Draft Letters of Credit or Sight Draft Letters of Credit and to create Acceptances, effective on the date on which the Issuing Lender gives such notice, and the Issuing Lender shall have no further obligation to issue Time Draft Letters of Cred-it and Sight Draft Letters of Credit or to create Acceptances.

                   (e) Mandatory Prepayment. Each Borrower shall, within three Business Days of its receipt of a notice of termi-nation from the Issuing Lender pursuant to Subsection 2.4(d), prepay the Acceptance Obligation with respect to each Accep-tance then outstanding by paying to the Issuing Lender the face amount of each Acceptance less a prepayment discount calculated by the Issuing Lender based upon the then prevailing rate for U.S. Treasury Bills maturing on or about the maturity date of such Acceptance (and communicated to the Borrowers in its notice of termination pursuant to Subsection 2.4(d)).

                   (f)  Acceptance Documents.  The provisions of this
         Section 2.4 in respect of any Acceptance are supplemental to, and not in derogation of, any rights and remedies of the Issu-ing Lender and the Lenders under the Acceptance Documents related to such Acceptance and under other applicable law. In the event of any conflict between the terms of this Agreement and the terms of the Acceptance Agreements, the terms set forth in this Agreement shall control.

                   (g) Use of Proceeds. The proceeds of the Acceptan-ces shall be used solely to refinance drawings made under Time Draft Letters of Credit or Sight Draft Letters of Credit in transactions which fulfill the requirements of regulations of the Board of Governors of the Federal Reserve System of the United States governing the creation and discounting of, and the maintenance of reserves with respect to, bankers' accep-tances.















                   2.5 Termination or Reduction of Commitments. The Borrowers shall have the right upon not less than three Busi-ness Days' prior written notice (effective upon receipt) to the Agent (which shall promptly notify each Lender) from both Bor-rowers to terminate or, from time to time, reduce the Commit-ments; provided, however, that any partial reduction of the Commitments shall be in the amount of $5,000,000 or any inte-gral multiple thereof. Each partial reduction of the Commit-ments shall cause a permanent reduction in the Commitments and shall be applied ratably among the Lenders according to the amounts of their respective Commitment Percentages. Each reduction pursuant to this Subsection 2.5 shall be accompanied by prepayment of the Alternate Base Rate Advances of each Lend-er, together with accrued interest on the amount prepaid to and including the date of prepayment, to the extent that such Lend-er's Commitment Percentage of the Aggregate Outstanding Exten-sions of Credit exceeds the amount of the Commitment of such Lender as so reduced. The Borrowers may not reduce the Commit-ments to an amount less than the sum of the Letter of Credit Obligations plus the Acceptance Obligations plus the principal amount of all LIBOR Advances and all Quoted Rate Advances then outstanding unless such Obligations and Advances are simulta-neously reduced.

                   2.6 Prepayments. (a) Voluntary. Each Borrower may prepay its Alternate Base Rate Advances, in whole or ratably in part, on prior telephonic notice (confirmed in writing) to the Agent (which shall promptly notify the Lenders) prior to 10:00 A.M. on the date of such prepayment, specifying the date and amount of prepayment. Partial prepayment shall be in the prin-cipal amount of $250,000 or an integral multiple thereof.
         LIBOR Advances and Quoted Rate Advances may not be prepaid except on the last day of the LIBOR Interest Period or Quoted Rate Interest Period, as the case may be, with respect thereto.

                   (b) Mandatory. Subject to the indemnification provi-sions of Subsection 2.11 with respect to any payment of a LIBOR Advance on a day other than the last day of the LIBOR Interest Period for such LIBOR Advance or of a Quoted Rate Advance on a day other that the last day of the Quoted Rate Interest Period for such Quoted Rate Advance, each Borrower shall prepay its Note on the date of delivery to the Lenders of any Borrowing Base Certificate which indicates that the Aggregate Outstanding Extensions of Credit are in excess of the Maximum Availability, in an amount












         equal to such Borrower's pro rata portion of the difference between such Maximum Availability and the Aggregate Outstanding Extensions of Credit; provided, however, that if the aggregate outstanding principal balances of the Borrowers' Notes is less than the prepayment required above, each Borrower shall promptly deliver and pledge to the Agent for the benefit of the Lenders (pursuant to such documents, instruments and agreements as the Agent may require) cash collateral in an amount equal to such Borrower's pro rata portion of the difference between the required prepayment and the outstanding principal balance of such Notes; provided, further, that THUSA may make the payments and provide the cash collateral which Retail is required to make and deliver pursuant to this Subsection 2.6(b). Each prepayment pursuant to this Subsection 2.6 shall be accompanied by payment of accrued interest on the amount prepaid to and including the date of such prepayment.

                   2.7 Fees; Commissions. (a) Commitment Fee. The Borrowers agree to pay to the Agent, for the account of each Lender, a commitment fee for the period from the date hereof to and including the Termination Date, or such earlier date upon which the Borrowers shall terminate the Commitments, (i) com-puted on the daily average unused portion of the Commitment of such Lender in effect during the period for which payment is made at a rate per annum equal to 3/16 of 1% plus (ii) computed on the Unavailable Step-Up Commitment for the period for which payment is made at a rate per annum equal to 1/16 of 1%. The commitment fee shall be payable to the Agent quarterly in arrears on the last day of each March, June, September and December in each year, commencing on the first of such days to occur after the date hereof, and on the Termination Date or such other date upon which the Commitments shall be terminated.

                   (b)  Letter of Credit Commissions.

                   (i) Each Borrower agrees that it will pay to the Issuing Lender a letter of credit commission for each Standby Letter of Credit issued for the account of such Borrower equal to 1-1/2% per annum of the aggregate amount available to be drawn under each such Standby Letter of Credit on the date of issuance of such Standby Letter of Credit payable, in the case of each Standby Letter of Credit expiring no more than six months after the date of issuance,













              in full on the date of issuance and, in the case of each Standby Letter of Credit expiring more than six months after the date of issuance of such Standby Letter of Credit, semiannually in advance on the date of the issuance of such Standby Letter of Credit and on the date which is six months after such date of issuance.

                  (ii) Each Borrower agrees that it will pay to the Issuing Lender a letter of credit commission for each Com-mercial Letter of Credit issued for the account of such Borrower equal to 1/10 of 1% of the amount of each drawing under such Commercial Letter of Credit, payable on the date of each such drawing.

                 (iii) The Issuing Lender will allocate and pay to each Participating Lender such Participating Lender's pro rata share of letter of credit commissions received during each calendar month by the Issuing Lender pursuant to Subsec-tion 2.7(b)(i) or (ii) within ten Business Days after the end of each such calendar month.

                  (iv) In addition to the commissions set forth in clauses (i) and (ii) of this Subsection 2.7(b), each Bor-rower agrees to pay to the Issuing Lender for its own account the respective customary fees charged by the Issu-ing Lender in connection with its issuance and administra-tion of Commercial Letters of Credit and Standby Letters of Credit.

                   (c)  Acceptance Fees.

                   (i) Each Borrower agrees that on the date of the creation by the Issuing Lender of an Acceptance for such Borrower, it will pay to the Issuing Lender an acceptance commission equal to 1 1/2% per annum of the face amount of such Acceptance, payable in full on the date of creation of such Acceptance for the period from the date of cre-ation of such Acceptance until the maturity date thereof. The Issuing Lender will allocate and pay to each Partici-pating Lender such Participating Lender's pro rata share of all acceptance commissions received by the Issuing Lender as soon as practicable after receipt of such com-missions.














                  (ii) In addition to the commissions set forth in clause (i) of this Subsection 2.7(c), each Borrower agrees to pay to the Issuing Lender for its own account the respective customary fees charged by the Issuing Lender in connection with its creation and administration of bank-ers' acceptances.

                   (d) Agent's Fee. The Borrowers agree to pay to the Agent, for such Agent's own account, an agent's fee in the amount and on the dates set forth in the fee letter entered into among the Borrowers and Chemical.

                   2.8 Computation of Interest, Commissions and Fees. Interest, Letter of Credit commissions and commitment fees shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Any change in the interest rate resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate occurs. The Agent shall notify the Borrowers and the Lenders in writing of the effec-tive date and the amount of each change in the Alternate Base Rate. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                   2.9 Pro Rata Treatment and Payments. (a) Each bor-rowing by a Borrower hereunder shall be made on a pro rata basis from each Lender. Each payment (including each prepay-ment) to each Lender hereunder and under the Notes, or pursuant to any other Loan Document, shall be made by each Borrower on a pro rata basis to the Agent for the account of Lender entitled to receive such payment. Each reduction of the Commitments shall be made a pro rata basis. As used herein with respect to a Lender, the term pro rata shall refer to such Lender's Com-mitment Percentage.

                   (b) Each payment by a Borrower shall be made in U.S. dollars in immediately available funds to the Agent at its address set forth with its signature hereto and shall be received by the Agent by not later than 12:00 noon (New York City time) on the day when due.

                   (c) The Agent will as soon as practicable after receipt of any payment retain or cause to be distributed like funds to the Lenders as the various parties' interests shall appear, in











         each case to be applied in accordance with the terms of this Agreement; provided, however, that (i) the Agent shall have up to five Business Days in which to distribute to the Lenders any payments made by a Borrower with respect to commitment fees and
         (ii) Letter of Credit and Acceptance commissions will be distributed as set forth in Subsection 2.7(b)(iii) and 2.7(c)(i).

                   (d) Except as otherwise set forth in this Agreement, if any payment hereunder or any other Loan Document becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and interest thereon shall be payable at the then applicable rate during such extension.

                   2.10  Conversion Options.   A Borrower may elect to
         convert any Alternate Base Rate Advance into a LIBOR Advance hereunder and to convert any LIBOR Advance to a Alternate Base Rate Advance hereunder, by giving the Agent irrevocable notice of such election no later than 10:00 A.M. three Business Days prior to the requested conversion date; provided, however, that a conversion of a LIBOR Advance into a Alternate Base Rate Advance shall be made only on the last day of the then current LIBOR Interest Period for such LIBOR Advance and a conversion of a Alternate Base Rate Advance into a LIBOR Advance shall be in the minimum principal amount of $5,000,000. No Alternate Base Rate Advance may be converted to a LIBOR Advance when any Default or Event of Default has occurred and is continuing.

                   2.11 Indemnity. Each Borrower agrees to indemnify each Lender and to hold such Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by such Borrower in the payment of the principal of or interest on a LIBOR Advance or a Quoted Rate Advance, (b) default by such Borrower in making a borrowing of a LIBOR Advance or a Quoted Rate Advance after such Borrower has given a notice in accordance with Subsection 2.2 hereof and, in the case of a Quoted Rate Advance, has accepted the Quoted Rate quoted to such Borrower by the Agent, or (c) a prepayment of a LIBOR Advance or a Quoted Rate Advance (including without limi-tation under Subsection 2.6(b)) on a day which is not the last day of the LIBOR Interest Period or Quoted Rate Interest Period with respect thereto, including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders












         of funds obtained by it in order to maintain its LIBOR Advances or Quoted Rate Advances. This covenant shall survive termination of this Agreement and payment of the Notes.

                   2.12 Authorization to Charge Account. Each Borrower hereby authorizes and directs the Agent to charge any account of such Borrower maintained with the Agent at any of its offic-es with the amount of any payment of any principal, Acceptance Obligations, Letter of Credit Obligations, interest, fees or any other charges hereunder when the same becomes due and pay-able under the terms of this Agreement or any other Loan Docu-ment and with respect to any voluntary prepayments.

                   2.13 Increased Costs. (a) In the event that any law, regulation, treaty or directive, or any change of any of them or in the interpretation or application of any of them, by any governmental authority charged with the administration of any of them or compliance by any Lender with any request or directive from any central bank or other governmental author-ity, agency or instrumentality;

                   (i) does or shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, or change the basis of taxation of payments to such Lender of principal, interest, fees or any other amount payable to such Lender (except for imposition of, or changes in the rate of, tax on the overall net income of such Lender, other than a tax imposed solely or primarily on United States branches);

                  (ii) does or shall impose, modify or make applicable any reserve (other than reserve requirements included in the determination of the LIBOR Rate), special deposit, compulsory loan, assessment or similar requirement against assets held by, or advances or loans by, or letters of credit issued or participated in by, or other credit extended by, or any other acquisition of funds by, any office of any Lender; or

                 (iii) does or shall impose on any Lender any other condition; and the result of any of the foregoing is to increase the cost to such Lender of making, creating, issuing, renewing, continuing or maintaining the Advances,













              Letters of Credit or Acceptances under this Agreement or the other Loan Documents or to reduce any amount receiv-able under this Agreement or the other Loan Documents, then, in any such case, each Borrower agrees promptly to pay to the Agent for the account of such Lender, within 30 days of the date of demand by such Lender (with a copy of such demand to the Agent), its pro rata portion of any additional amounts necessary to compensate such Lender for such additional cost or reduction in such amount receiv-able which such Lender deems to be material, as reasonably determined by such Lender, with respect to this Agreement, the other Loan Documents or any payments made hereunder or thereunder. A statement setting forth the calculation of any additional amount payable pursuant to the foregoing sentence submitted by such Lender to a Borrower (with a copy to the Agent) shall be conclusive, except as herein-after provided, in the absence of manifest error. A Bor-rower may contest any such statement by a written state-ment submitted to such Lender (with a copy to the Agent) not later than 15 days after receipt of such Lender's statement, provided that such Borrower's statement shall be accompanied by the payment in full to the Agent for the account of such Lender of any amount not in dispute.

                   (b) If either (i) the introduction of, or any change in any law or regulation or in the interpretation of any of them by any governmental authority charged with the administra-tion of any of them, or (ii) compliance with any directive, guideline or request from any central bank or other United States or governmental authority (whether or not having the force of law) (including the Risk-Based Capital Guidelines of the Federal Reserve Board or of the Comptroller of the Currency or any foreign equivalent thereof) affects or would affect the amount of capital required or expected to be maintained by any Lender, or any Person directly or indirectly owing or control-ling such Lender, and such Lender shall have determined that such introduction, change or compliance has or would have the effect of reducing the rate of return on its capital as a con-sequence, directly or indirectly, of its obligations under this Agreement or the other Loan Documents to a level below that which such Lender could have achieved but for such introduc-tion, change or compliance (after taking into account such Lender's policies regarding capital adequacy) by an amount rea-sonably deemed by













         such Lender to be material, then, upon demand by such Lender (with a copy of such demand to the Agent), each Borrower agrees promptly to pay to the Agent for the account of such Lender its pro rata portion of such additional amount or amounts as shall be sufficient to compensate such Lender for such reduction in its rate of return. A statement setting forth the calculation of any additional amount payable pursuant to the foregoing sentence submitted by such Lender to a Borrower (with a copy to the Agent) shall be conclusive in the absence of manifest error. A Borrower may contest any such statement by a written statement specifying the basis for such dispute submitted to such Lender (with a copy to the Agent) not later than 15 days after receipt of such Lender's statement, provided that such Borrower's statement shall be accompanied by the payment in full to the Agent for the account of such Lender of any amount not in dispute.

                   (c) In the event that any Acceptance created hereun-der is not, for any reason, a bankers' acceptance with respect to which no reserves are required to be maintained by the Issu-ing Lender or any Participating Lender under Regulation D of the Board of Governors of the Federal Reserve System in effect from time to time or under any other law or regulation (an "Eligible Acceptance"), each Borrower shall, within five Busi-ness Days after demand by the Agent on behalf of any Lender, pay to the Agent for the account of such Lender, such addi-tional amounts as are sufficient to indemnify such Lender against any additional costs, as reasonably determined by such Lender and notified in writing to the Agent, incurred by such Lender (including, without limitation, costs resulting from any Reserve Determination, or reserve requirements, or premium liability to the Federal Deposit Insurance Corporation, or a higher discount rate) resulting from such Acceptance not con-stituting an Eligible Acceptance hereunder.

                   2.14  Payments Free and Clear of Taxes. Etc.
         (a) Any and all payments made by any Borrower or Guarantor hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withhold-ings, and all liabilities with respect thereto, excluding, in the case of the Agent and each Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which the Agent or such Lender (as the case may be) is organized or any













         political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Lending Office or any political subdivision thereof (all of such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereunder referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to the Agent or any Lender (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Subsection), the Agent or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made; provided, however, that no Borrower shall be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of Subsection 2.14(e), (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                   (b) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Docu-ment or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement or any other Loan Document (such taxes being "Other Taxes").

                   (c) Each Borrower will upon demand indemnify the Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Sub-section), whether or not such Taxes or Other Taxes were cor-rectly or legally asserted, paid by the Agent or such Lender (as the case may be) and any liability (including penalties, interest and expenses) in connection therewith plus interest thereon, to the fullest extent permitted by law, for the period from the day on which such Taxes or Other Taxes shall be paid by the Agent or such Lender (as the case may be) until the day on which such Borrower shall indemnify the Agent or such Lender (as the case may be) for such payment, at the Alternate Base Rate plus 3%.












                   (d) Without prejudice to the survival of any other agreements of the Borrowers hereunder, the agreements and obli-gations of the Borrowers contained in this Subsection 2.14 shall survive the payment in full of the Aggregate Outstanding Extensions of Credit and interest thereon.

                   (e) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                   (i) on the date it becomes a Lender, deliver to each Borrower and the Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and shall certify that it is entitled to receive payments under this Agreement without deduction or withholding (or at a reduced rate of deduction or withholdings) of any United States Federal income taxes and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be and shall certify that it is entitled to an exemption from United States backup with-holding tax; and

                  (ii) deliver to each Borrower and the Agent two fur-ther copies of any such form or certification on or before the date that any such form or certification described above expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to such Borrower or the Agent;

         except that the forms and certificates described in clause (ii) above shall not be required if any change in any requirement of law has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inap-plicable or which would prevent such Lender from duly complet-ing and delivering any such form with respect to it and such Lender so advises each Borrower and the Agent. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States federal with-holding tax rate on any payments under this Agreement in excess of zero, then withholding tax at such rate or any subsequent lower rate shall not be treated as "Taxes" as defined in Sub-
         section 2.14(a) at such time or any time thereafter with respect to such Lender and the relevant Borrower or the Agent














         shall withhold such tax from payments to such Lender at the applicable rate.

                   2.15 Inability to Determine Rate. If with respect to any LIBOR Advance, the Agent determines that extraordinary circumstances affecting the relevant market make it impracti-cable to ascertain the LIBOR Rate applicable for any future LIBOR Interest Period for such LIBOR Advance, the Agent shall promptly notify each Borrower and each Lender of such determi-nation and no additional LIBOR Advances shall be made nor shall there be any conversions thereto until such notice is with-drawn. If any LIBOR Advance is outstanding on the date of such notice and such notice has not been withdrawn, a Borrower may on the last day of such LIBOR Interest Period either convert such LIBOR Advance to a Alternate Base Rate Advance or prepay the outstanding principal balance thereof and accrued interest thereon in full.

                   2.16 Illegality. Notwithstanding any other provi-sions herein, if any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, shall make it unlawful for a Lender to make or main-tain LIBOR Advances as contemplated by this Agreement, a Bor-rower's right hereunder to borrow LIBOR Advances or to convert Alternate Base Rate Advances into LIBOR Advances shall forth-with be canceled and outstanding LIBOR Advances, if any, shall be converted to Alternate Base Rate Advances on the last day of the then current LIBOR Interest Period applicable thereto or within such earlier period as required by law.

                   2.17 Use of Proceeds. THUSA may use the proceeds of extensions of credit under the Commitments (a) as set forth in Subsections 2.3(i) and 2.4(g), (b) for working capital purposes and Unfunded Capital Expenditures for THUSA and its Subsidiar-ies to the extent permitted by the provisions of this Agreement and (c) to capitalize the Unrestricted Subsidiary to the extent permitted by the provisions of this Agreement. Retail may use the proceeds of extensions of credit under the Commitments as set forth in Subsections 2.3(i) and 2.4(g) and for working cap-ital purposes and Unfunded Capital Expenditures to the extent permitted by the provisions of this Agreement.

                   2.18 Obligations Absolute. (a) Each Borrower's payment obligations under Subsections 2.3 and 2.4 shall be unconditional












         and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the existence of any claim, set-off, defense or other right which such Borrower may have at any time against the Issuing Lender, any Participating Lender or the Agent, or against any beneficiary of any Letter of Credit or any holder of any Acceptance, or any transferee from any such beneficiary or holder (or any Person for whom any such beneficiary, holder or transferee may be acting), or against any other Person, whether in connection with the Loan Documents, the transactions contemplated thereby, or any unre-lated transaction. Each Borrower assumes all risks of the acts or omissions of the beneficiaries of the Letters of Credit and Acceptances and all risks of the misuse of the Letters of Cred-it and Acceptances. Neither the Issuing Lender, any of its correspondents, any Participating Lender or the Agent shall be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document specified in any of the Letter of Credit Applications, even if it should in fact prove to be in any or all respects invalid, insufficient, inac-curate, fraudulent, or forged; (ii) for the validity or suffi-ciency of any instrument transferring or assigning or purport-ing to transfer or assign any of the Letters of Credit or any of the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of any draft to bear any ref-erence or adequate reference to any of the Letters of Credit, or failure of anyone to note the amount of any draft on the reverse of any of the Letters of Credit or to surrender or to take up any of the Letters of Credit or to send forward any such document apart from drafts as required by the terms of any of the Letters of Credit, each of which provisions, if con-tained in a Letter of Credit itself, it is agreed, may be waived by the Issuing Lender; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any mes-sages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for any error, neglect, default, suspension or insolvency of any correspondent of the Issuing Lender; (vi) for errors in translation or in interpretation of technical terms; (vii) for any loss or delay, in the transmis-sion or otherwise, of any such document or draft or the pro-ceeds thereof; or (viii) for any other circumstances whatsoever in making or failing to make payment under a Letter of Credit, except only that each Borrower shall have a claim against the













         Issuing Lender, and the Issuing Lender shall be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by such Borrower which such Borrower proves were caused by the Issuing Lender's willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit. None of the above shall affect, impair or prevent the vesting of any of the rights or powers of the Issuing Lender, the Agent or any of the Partici-pating Lenders. The Issuing Lender or the Agent shall have the right to transmit the terms of the Letter of Credit involved without translating them.

                   (b) In furtherance and extension and not in limita-tion of the specific provisions hereinabove in this Subsection
         2.18 set forth, (i) any action taken or omitted by the Issuing Lender, the Agent, any Participating Lender, or by any of their respective correspondents under or in connection with any of the Letters of Credit, if taken or omitted in good faith, shall be binding upon each Borrower and shall not put the Issuing Lender, the Agent, any Participating Lender, or their respec-tive correspondents under any resulting liability to such Bor-rower and (ii) the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, provided that, if the Issuing Lender shall receive written notification from both the beneficiary of a Letter of Credit and the Borrower for the account of which such Letter of Credit was issued that sufficiently identifies (in the opinion of the Issuing Lender) documents to be pre-sented to the Issuing Lender which are not to be honored, the Issuing Lender agrees that it will not honor such documents.


























         SECTION 3.  CONDITIONS OF BORROWING

                   3.1 Conditions of Initial Extension of Credit. The obligation of the Lenders to make the initial extension of credit under the Commitments shall be subject to the fulfill-ment of the following conditions precedent:

                   (a) Documents. The Agent shall have received, with a counterpart for each Lender, duly executed by the par-ties thereto, the following documents:

                        (i)  each Borrower's Note to each Lender;

                       (ii)  each Guarantee;

                      (iii)  each Security Agreement;

                       (iv)  the Assignment of Factoring Agreement,
                             together with a copy of the Factoring
                             Agreement;

                        (v)  the Subordination Agreement;

                       (vi) each Letter of Credit Document required by the Issuing Lender;

                      (vii) each Borrower's Acceptance Agreement dated as of the date hereof and each other Accep-tance Document required by the Issuing Lender;

                     (viii)  the Limited Trademark License Agreement;
                             and

                       (ix) acknowledgment copies of proper financing statements duly filed under the Uniform Commercial Code, including (A) financing statements on form UCC-1 naming THUSA and Retail, respectively, as debtors and the Agent as secured party in each jurisdiction listed on Schedule 4.12, (B) financing statements on form UCC-1 naming THUSA and Retail, respectively, as debtors and the Issuing Lender as secured party and (C) such other filings as the Lenders may deem necessary or desirable in order to perfect or continue the perfection of the










                             security interests created by the Security
                             Agreements, the Assignment of Factoring
                             Agreement, the Letter of Credit Documents and the Acceptance Agreements.

                   (b) Corporate Proceedings. Each Borrower and Guar-antor shall have furnished to the Agent, with a copy for each Lender, a Secretary's Certificate, dated as of the date hereof, certifying as to the resolutions of the Board of Directors of such Borrower or Guarantor, as the case may be, and other corporate documents attached thereto, substantially in the form of Exhibit L-1, in the case of each Borrower or Exhibit L-2, in the case of each Guaran-tor.

                   (c) Legal Opinion. There shall have been delivered to the Agent, with a copy for each Lender, an opinion of Gursky & Associates, P.C., counsel to each Borrower, THL and THW, substantially in the form of Exhibit M-1 hereto dated the date hereof.

                   (d) Borrowing Base Certificate. There shall have been delivered to the Agent, with a copy for each Lender, a Borrowing Base Certificate, dated as of a recent date acceptable to the Agent.

                   (e) Fees. The Agent and each Lender shall have received the fees referred to in Subsection 2.7 hereof which are due and payable on the date hereof.

                   (f) Additional Matters. All corporate and other pro-ceedings and all other documents and all legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Agent.

                   3.2 Conditions of All Extensions of Credit. The obligation of the Lenders to make any extension of credit (including the initial extension of credit) shall be subject to the following conditions precedent:

                   (a) Representations and Warranties; No Default. The representations and warranties contained in Section 4 hereof shall be true and correct on the date thereof (except the representations and warranties contained in (i) Subsections











              4.4, 4.5 (other than clause (b) thereof), 4.7 and 4.9, which shall be true and correct solely with respect to each Borrower and (ii) Subsection 4.6, which shall be true and correct solely with respect to each Borrower and THL), and no Default or Event of Default shall have occurred and be continuing on such date. Each receipt of an extension of credit by a Borrower hereunder shall constitute a representation by such Borrower as of the date thereof that the conditions contained in the foregoing sentence have been satisfied. Receipt by a Borrower of the proceeds of each Advance made or an Acceptance created hereunder and the issuance of each Letter of Credit for the account of a Borrower shall constitute a representation by such Borrower as of the date thereof that, after giving effect to the making of such Advance or the creation of such Acceptance or the issuance of such Letter of Credit, the statements set forth in the preceding sentence are true and the Aggregate Outstanding Extensions of Credit do not exceed the Maximum Availability as shown on the most recent Borrowing Base Certificate.

                   (b) Legal Matters. All other instruments and legal and corporate proceedings in connection with the transac-tions contemplated by this Agreement shall be satisfactory in form and substance to the Lenders, the Agent and their respective counsel, and such counsel shall have received copies of all documents which they may have reasonably requested in connection therewith.

                   3.3 Obligations in Respect of Existing Agreement. The parties hereto acknowledge and agree that on the date on which the conditions set forth in this Article III are satis-fied, (i) the obligations and commitments of those Existing Lenders who are not Lenders hereunder shall be terminated and have no further force and effect, (ii) the Agent shall cause the accounts of, and the interest, fees and other amounts owing to each Lender to be adjusted to properly reflect each Lender's Commitment hereunder, and (iii) the Lenders shall make avail-able to the Agent, and the Agent shall distribute to the Exist-ing Lenders, such funds as the Agent shall specify to properly reflect each Lender's Commitment hereunder and the termination of the commitments under the Existing Agreement.















         SECTION 4.     REPRESENTATIONS AND WARRANTIES

                   In order to induce the Lenders to enter into this Agreement, each Borrower and each Guarantor (as appropriate) hereby represents and warrants to the Lenders that:

                   4.1 Corporate Existence. Each Borrower, each Guar-antor and each Subsidiary of each of them is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own its assets and to transact the business in which it is presently engaged, and is duly qualified as a foreign corpora-tion and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification. Since July 15, 1994, there has been no amendment of the Articles of incorporation of either Borrower, except for amendments copies of which have been delivered to each Lender. Set forth in Schedule 4.1 here-to is a list of all direct and indirect Subsidiaries of THC.

                   4.2 Corporate Power; Authorization; Enforceable Obligations. Each Borrower and each Guarantor has the corpo-rate power, authority and legal right to make, deliver and per-form each Loan Document to which it is a party, to borrow and obtain other extensions of credit (in the case of each Borrow-er), to issue its Guarantee (in the case of each Guarantor) and to take any other actions contemplated by the Loan Documents to which such Borrower or Guarantor is a party. Each Borrower and each Guarantor has taken all necessary corporate action to authorize the actions contemplated by, and on the terms and conditions set forth in, the Loan Documents to which it is a party. No consent of any other party (including stockholders), and no consent, license, approval or authorization of, or reg-istration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery, performance, validity or enforceability of any Loan Document to which it is a party. This Agreement and each other Loan Document to which any Borrower or Guarantor is a party has been duly executed and delivered on behalf of such Borrower or Guarantor, as the case may be, and constitutes a legal, valid and binding obligation of such Borrower or Guarantor, as the case may be, in accordance with its terms.















                   4.3 No Legal Bar. The execution, delivery and per-formance of each Loan Document to which any Borrower or Guaran-tor is a party will not violate any provision of any existing law or regulation or of any order or decree of any court or governmental instrumentality, or of the Certificate of Incorpo-ration or By-Laws of such Borrower or Guarantor, or of any mortgage, indenture, contract or other agreement to which such Borrower or Guarantor is a party or by which such Borrower or Guarantor and any of their respective property or assets may be bound, and will not result in the creation or imposition of any lien, charge or encumbrance on, or security interest in, any of their respective properties pursuant to the provisions of such mortgage, indenture, contract or other agreement.

                   4.4 No Material Litigation. No litigation or admin-istrative proceedings of or before any court, tribunal or gov-ernmental body is presently pending, or, to the knowledge of such Borrower or Guarantor, threatened against such Borrower or Guarantor or any of its Subsidiaries, or any of their respec-tive properties or with respect to any Loan Documents to which such Borrower or Guarantor is a party, which, if adversely determined, would, in the opinion of such Borrower or Guaran-tor, have a material adverse effect on the business, assets or financial condition of such Borrower, Guarantor or Subsidiary.

                   4.5 No Default. (a) No Borrower or Guarantor is in default in any manner in the payment or performance of any of its material obligations or in the performance of any material contract, agreement or other instrument to which it is a party or by which it or any of its assets may be bound and (b) no Default hereunder has occurred and is continuing.

                   4.6  Ownership of Properties; Liens; Trademarks.
         (a) Each Borrower and each of their respective Subsidiaries has good and marketable title to all of their respective prop-erties and assets, real and personal; (b) each other Guarantor and each of their respective Subsidiaries has good and market-able title to all of their respective material properties and assets, real and personal; (c) none of the properties and assets of each Borrower, each Guarantor and their respective Subsidiaries is subject to any mortgage, lien, pledge, charge, encumbrance, security interest or title retention or other security agreement or














         arrangement of any nature whatsoever except as set forth in
         Schedule 4.6 hereto and as permitted in Subsection 6.2 hereof; and (d) the Tommy Hilfiger trademarks (the name, flag logo and crest) are owned by THL.

                   4.7 Taxes. Each Borrower, each Guarantor and each of their respective Subsidiaries has filed or caused to be filed all tax returns which to the knowledge of such Borrower or Guarantor are required to be filed, and has paid all taxes shown to be due and payable on said returns or on any assess-ments made against them (other than those being contested in good faith by appropriate proceedings for which adequate reserves have been provided on the books of such Borrower, such Guarantor or such Subsidiary, as the case may be), and no tax liens have been filed and, to the best knowledge of such Bor-rower or Guarantor, no claims are being asserted with respect to any taxes.

                   4.8 Financial Condition. The audited balance sheets of THUSA and its Subsidiaries as of March 31, 1996 and the related audited statements of income, shareholders' equity and cash flows for the fiscal year ended on said date, certified by independent certified public accountants, heretofore furnished to the Lenders, present fairly the financial condition of THUSA and its Subsidiaries as at the date of said balance sheet, and the results of their operations for such period. The audited balance sheets of THC and its Subsidiaries as of March 31, 1996 and the related audited statements of income, shareholders' equity and cash flows for the fiscal year ended on said date, to be certified by independent certified public accountants, heretofore furnished to the Lenders, present fairly the finan-cial condition of THC and its Subsidiaries as at the date of said balance sheet, and the results of their operations for such period. All such financial statements have been prepared in accordance with GAAP applied on a basis consistent with that of the preceding year. Since March 31, 1996, there has been no material adverse change in the condition, financial or other-wise, of THUSA and its Subsidiaries taken as a whole. Since March 31, 1996, there has been no material adverse change in the condition, financial or otherwise, of THC and its Subsid-iaries taken as a whole. Neither THC nor any of its Subsidiar-ies had any material obligation, liability or commitment, direct or contingent, which is not reflected in the foregoing statements (and the related notes thereto) as of said dates.













                   4.9 Filing of Statements and Reports. Each Borrow-er, each Guarantor and each Subsidiary of each of them has filed copies of all statements and reports which, to the knowl-edge of such Borrower or Guarantor, are required to be filed with any governmental authority, agency, commission, board or bureau, unless the failure to file the same would not have a material adverse effect on the financial condition or business affairs of such Borrower, Guarantor or Subsidiary.

                   4.10 ERISA. No Borrower or Guarantor or any Com-monly Controlled Entity has, at any time, had any obligation or liability in respect of any Plan which is subject to Title IV of ERISA.

                   4.11  Environmental Matters. Except as set forth on
         Schedule 4.11,

                   (a) To the best knowledge of each Borrower and Guar-antor, no Real Property contains or has previously contained, any hazardous or toxic substances or waste or underground stor-age tanks.

                   (b) To the best knowledge of each Borrower and Guar-antor, the Real Property is in compliance with all applicable federal, state and local environmental laws, regulations, stan-dards and other requirements affecting such Real Property, and there are no environmental conditions which could interfere with the continued use of the Real Property or with the conduct of the business of such Borrower or Guarantor.

                   (c) No Borrower or Guarantor, nor any of their respective Subsidiaries, has received any notices of violations or advisory action by regulatory agencies regarding any viola-tion, noncompliance or other failure on such entity's part with respect to environmental control matters or compliance with permits or other requirements relating to hazardous or toxic substances or waste.

                   (d) To the best knowledge of each Borrower and Guar-antor, hazardous or toxic substances or waste have not been transferred from any of the Real Property to any other location
















         in any manner which is not in compliance with all applicable environmental laws, regulations or permit requirements.

                   (e) There are no governmental administrative actions or judicial proceedings pending or, to the best knowledge of each Borrower and Guarantor, contemplated under any federal, state or local law affecting the discharge, use or possession of hazardous or toxic substances or waste or underground stor-age tanks, to which a Borrower or Guarantor is named as a party.

                   4.12 Security Interests. The provisions of each Security Agreement, each Continuing Letter of Credit Security Agreement and each Acceptance Agreement are effective to create in favor of the Agent for the benefit of the Lenders a legal, valid and enforceable security interest in all right, title and interest of each Borrower in the collateral described therein; the Agent, for the benefit of the Lenders, has a fully perfect-ed first priority lien on, and security interest in, all right, title and interest of each Borrower in the collateral described therein, subject only to prior liens, if any, described in the Security Agreements. The Assignment of Factoring Agreement, and the Factor's consent to such Assignment, is in full force and effect for the benefit of the Lenders. The Limited Trademark License Agreement is in full force and effect for the benefit of the Lenders.

                   4.13 Margin Stock. Neither Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" as such term or terms of similar purport and effect shall be defined in Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any borrowing hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock. If requested by any Lender, each Borrower will furnish to the Agent and each Lender a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U to the foregoing effect. No part of the proceeds of the loans hereunder will be used for any purpose which vio-lates, or which is inconsistent with, the provisions of Regula-tion X of said Board of Governors.













         SECTION 5.  AFFIRMATIVE COVENANTS

                   Each Borrower and each Guarantor (to the extent applicable to such Guarantor as set forth below) hereby agrees that so long as the Commitments remain in effect, any Note, Acceptance Obligation or Letter of Credit Obligation remains unpaid, or any other amount is owing to the Agent, the Issuing Lender or any other Lender under this Agreement or any other Loan Document, it shall:

                   5.1  Financial Statements.  Furnish to the Lenders:

                   (a) as soon as available, but in any event not later than 90 days after the close of each fiscal year of THUSA, a copy of the annual audit report for such year for THUSA and its Subsidiaries, including therein consolidated and consolidating balance sheets of THUSA and its Subsidiaries as at the end of such fiscal year, and related consolidat-ed and consolidating statements of income, shareholders' equity and cash flows of THUSA and its Subsidiaries for such fiscal year, setting forth in each case in compara-tive form the corresponding figures for the preceding fis-cal period, all in reasonable detail, prepared in accor-dance with GAAP applied consistently throughout the period involved and with prior periods, such financial statements being certified by Price Waterhouse or other independent certified public accountants of recognized standing selected by THUSA and acceptable to the Majority Lenders;

                   (b) as soon as available, but in any event not later than 60 days after the end of each of the first and third quarterly periods of each fiscal year of THUSA, unaudited consolidated balance sheets of THUSA and its Subsidiaries as at the end of such fiscal quarter, and unaudited con-solidated statements of income, shareholders' equity and cash flows of THUSA and its Subsidiaries for the period from the beginning of such fiscal year to the end of such fiscal quarter, setting forth in comparative form the cor-responding figures for the preceding fiscal period, all in reasonable detail, prepared in accordance with GAAP applied consistently throughout the period involved and with prior periods, in a form acceptable to the Majority Lenders and













              certified by the chief financial officer of THUSA (subject to normal year-end audit adjustment);

                   (c) as soon as available, but in any event not later than 60 days after the end of each semi-annual period of each fiscal year of THUSA, unaudited consolidated and con-solidating balance sheets of THUSA and its Subsidiaries as at the end of such semi-annual period, and unaudited con-solidated and consolidating statements of income, share-holders' equity and cash flows of THUSA and its Subsidiar-ies for the period from the beginning of such fiscal year to the end of such semi-annual period, setting forth in comparative form the corresponding figures for the preced-ing semi-annual period, all in reasonable detail, prepared in accordance with GAAP applied consistently throughout the period involved and with prior periods, in a form acceptable to the Majority Lenders and certified by the chief financial officer of THUSA (subject to normal year-end audit adjustment);

                   (d) concurrently with the delivery of the financial statements referred to in clause (a) above, a certificate of such independent certified public accountants stating that in performing the audit of such financial statements no knowledge was obtained of any noncompliance with the provisions of Subsections 6.1, 6.4, 6.7(c) and (e), 6.10,
              6.11 or 6.13 and, if any knowledge is obtained of any Events of Default or Defaults hereunder in performing the audit of such financial statements, specifically indicat-ing such information;

                   (e) concurrently with the delivery of the financial statements referred to in clauses (a), (b) and (c) above, a certificate of the chief financial officer of each Bor-rower stating that, to the best of his knowledge, such Borrower during such period has kept, observed, performed and fulfilled each and every covenant and condition con-tained in this Agreement (setting forth the calculations necessary to determine compliance with Subsections 6.1, 6.4, 6.7(c) and (e), 6.10, 6.11 and 6.13 and each other
              Loan Document to which such Borrower is a party and that he has obtained no knowledge of any Events of Default or Defaults hereunder except as specifically indicated;







                   (f) as soon as available, but in any event not later than 90 days after the close of each fiscal year of THC, a copy of the annual audit report for such year for THC and its Subsidiaries, including therein the consolidated bal-ance sheet and the related consolidated statement of income, shareholders' equity and cash flows of THC and its Subsidiaries for such fiscal year and consolidating sched-ules for THC and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the corre-sponding figures for the preceding fiscal period, all in reasonable detail, prepared in accordance with GAAP applied consistently throughout the period involved and with prior periods, such financial statements being certi-fied by Price Waterhouse or other independent certified public accountants of recognized standing selected by THC and acceptable to the Majority Lenders;

                   (g) as soon as available, but in any event not later than 60 days after the end of each of the first, second and third quarterly periods of each fiscal year of THC, unaudited consolidated and consolidating balance sheets of THC and its Subsidiaries as at the end of such fiscal quarter, and unaudited consolidated and consolidating statements of income, shareholders' equity and cash flows of THC and its Subsidiaries for the period from the begin-ning of such fiscal year to the end of such fiscal quar-ter, setting forth in comparative form the corresponding figures for the preceding fiscal period, all in reasonable detail, prepared in accordance with GAAP applied consis-tently throughout the period involved and with prior periods, in a form acceptable to the Majority Lenders and certified by the chief financial officer of THC (subject to normal year-end audit adjustment);

                   (h) concurrently with the delivery of the financial statements referred to in clause (f) above, a certificate of such independent certified public accountants stating that in performing the audit of such financial statements no knowledge was obtained of any noncompliance with the provisions of Subsections 6.1 or 6.11 and, if any knowl-edge is obtained of any Events of Default or Defaults hereunder







              in performing the audit of such financial statements, specifically indicating such information;

                   (i) concurrently with the delivery of the financial statements referred to in clauses (f) and (g) above, a certificate of the chief financial officer of THC stating that, to the best of his knowledge, each Borrower and Guarantor during such period has kept, observed, performed and fulfilled each and every covenant and condition con-tained in this Agreement (setting forth the calculations necessary to determine compliance with Subsections 6.1 and 6.11) and each other Loan Document to which such Borrower or Guarantor, as the case may be, is a party and that he has obtained no knowledge of any Events of Default or Defaults hereunder except as specifically indicated;

                   (j) as soon as available, but in any event not later than 30 days after the end of each month a monthly con-troller's report including an income statement for such month for each Borrower and its Subsidiaries;

                   (k) as soon as available, but in any event not later than 30 days after the end of each fiscal quarter of each Borrower, an inventory aging and accounts receivable aging for such Borrower, together with a certificate of the chief financial officer of such Borrower, certifying that all inventory is not obsolete and is valued at the lower of cost or market, except as otherwise noted;

                   (l) as soon as available, but in any event not later
              than April 1 of each year, the annual projections of each Borrower for the fiscal year beginning on such date;

                   (m) as soon as available, but in any event not later than 25 days after the end of each month, a Borrowing Base Certificate, certified by the chief financial officer of each Borrower;

                   (n) promptly, after receipt thereof from the Factor, a copy of the Monthly Factor's Report for each month;

                   (o) promptly after the same are sent, copies of all financial statements and reports which any Borrower or














              Guarantor sends to its stockholders, and promptly after the same are filed, copies of all financial statements and reports which any Borrower or Guarantor may make to, or file with, any governmental authority, agency, commission, board or bureau (including without limitation the Securi-ties and Exchange Commission);

                   (p) as soon as possible and in any event within 30 days after THC or any Borrower knows or has reason to know of the following events: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan or any withdrawal from, or the termination, Reorgani-zation or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC, any Borrower or Guarantor or any Com-monly Controlled Entity, or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reor-ganization or Insolvency of, any Plan, a certificate of the chief financial officer of such Borrower or Guarantor, as the case may be, setting forth the details thereof and the action that such Borrower or Guarantor or Commonly Controlled Entity proposes to take with respect thereto; and

                   (q) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                   5.2 Payment of Obligations. Pay and discharge, and cause its Subsidiaries to pay and discharge, at or before matu-rity, all of their respective material obligations and liabil-ities, including without limitation tax liabilities, except where the same may be contested in good faith, and maintain, and cause its Subsidiaries to maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

                   5.3 Maintenance of Properties; Insurance. Maintain and cause its Subsidiaries to maintain:

                   (a) in good repair, working order and condition all properties used or useful in the business of such Borrower or Guarantor, as the case may be, and from time to time make or cause to be made all appropriate repairs, renewal and replacements of such properties as reasonably neces-sary;













                   (b) with insurers of recognized standing, insurance with respect to the business and all properties useful and necessary in the business of such Borrower or Guarantor, as the case may be, against loss or damage or risks of such types and in such amounts as are customarily insured against by corporations of established reputation engaged in the same or a similar business and which would prevent such Borrower or Guarantor, as the case may be, from becoming a co-insurer of such properties or business; and

                   (c) insurance for the benefit of the Agent against each risk customarily insured against by corporations of established reputation engaged in the same or a similar business, to which such properties may from time to time be subject (including, but not limited to, fire, vandalism and risks covered by extended coverage). Such insurance shall be provided in such amounts, for such periods, in such form, with such special endorsements, on such terms and by such companies as shall be satisfactory to the Agent. The Lenders do not in any way represent that such insurance, whether in scope or coverage or limits of cov-erage, is adequate or sufficient to protect the business or interest of such Borrower or Guarantor, as the case may be.

                   (d) This Subsection 5.3 shall not apply to the Guar-antors, except that the provisions of clauses (b) and (c) shall apply to THL.

                   5.4 Notices. Promptly give notice in writing to each Lender of (a) the occurrence of any Default under this Agreement or of any default under any material instrument or other agreement of such Borrower or Guarantor or any of their respective Subsidiaries, (b) any litigation, proceeding, inves-tigation or dispute which may exist at any time between such Borrower or Guarantor or any of their respective Subsidiaries and any governmental regulatory body which might substantially interfere with the normal business operations of such Borrower or Guarantor or any of their respective Subsidiaries, and (c) all litigation and proceedings affecting (i) a Borrower or any of their respective Subsidiaries in which the amount involved is $250,000 or more and (ii) any other Guarantor or any of their respective Subsidiaries in which the amount involved is $500,000













         or more and, in each such case, is not covered by insurance or in which injunctive or similar relief is sought.

                   5.5 Conduct of Business and Maintenance of Exist-ence. Continue, and cause its Subsidiaries to continue, to engage in business of the same general type as now conducted by such Borrower or Guarantor or any of their respective Subsid-iaries, and preserve, renew and keep in full force and effect their corporate existence and take all reasonable action to maintain their rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing herein contained shall prevent any such Borrower or Guarantor or Subsidiary from discontinuing a part of its busi-ness which is not a substantial part of the business of such Borrower or Guarantor or Subsidiary, if such discontinuance is, in the opinion of the Board of Directors of such Borrower, Guarantor or Subsidiary, in the interest of such Borrower, Guarantor or Subsidiary and not disadvantageous to the Lenders. This Subsection 5.5 shall not apply to the Guarantors other than a Subsidiary of a Borrower.

                   5.6 Inspection of Property, Books and Records. Per-mit, and cause its Subsidiaries to permit, any representatives of the Lenders to (a) visit and inspect any of the respective properties of each Borrower and Guarantor and their respective Subsidiaries, (b) examine and make abstracts from any of the books and records of each Borrower and Guarantor and their respective Subsidiaries and (c) discuss the business, opera-tions, properties and financial and other condition of each Borrower and Guarantor with officers and employees of such Bor-rower or Guarantor and with its independent certified public accountants, in each case at any reasonable time and on reason-able notice and as often as may reasonably be desired.

                   5.7 Compliance with Laws. (a) Comply, and cause its Subsidiaries to comply, in all respects with all laws, rules, regulations, and orders of all federal, state, county, munici-pal and other governments, departments, commissions, boards, courts and authorities applicable to it, (i) related to any environmental matters affecting any Real Property or (ii) required for the performance or conduct of its operations, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon any Borrower, Guarantor, or any of their













         respective Subsidiaries or upon any of their respective proper-ties, unless the failure to comply would not have a material adverse impact on the financial condition or business affairs of the Borrowers and the Guarantors, taken as a whole, the ability of any Borrower or Guarantor to comply with the terms of this Agreement or any other Loan Document, or the ability of the Borrowers and the Guarantors, taken as a whole, to comply with the provisions of any of the other Loan Documents; and
         (b)immediately notify the Lenders in writing of any request from any governmental agency or other entity for information on releases of hazardous substances or wastes or petroleum prod-ucts from, affecting or related to any Real Property; notify the Lenders of any actual, proposed or threatened testing or other investigation by any governmental agency or other entity concerning the environmental condition of, or discharges from any Real Property.

                   5.8 Hazardous Material Indemnity. Indemnify the Agent and each Lender against any liability, loss, cost, dam-age, or expense (including, without limitation, reasonable attorneys' fees) arising from (a) the imposition or recording of a lien by any local, state, or federal government or govern-mental agency or authority pursuant to any federal, state or local statute or regulation relating to hazardous or toxic wastes or substances or the removal thereof ("Cleanup Laws");
         (b) claims of any governmental authority or private parties regarding violations of Cleanup Laws; and (c) fees, costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by the Agent or any Lender in connection with the removal of any such lien or in connection with compliance by any Borrower or Guarantor or the Agent or any Lender with any Cleanup Laws or order issued pursuant thereto by any local, state or federal government or governmental agency or author-ity.

                   5.9 Factoring Agreement. Maintain the Factoring Agreement with Century and each other Factor approved by the Agent or the Majority Lenders, as the case may be, in full force and effect.

                   5.10 Guarantees of Subsidiaries. Promptly upon its incorporation, cause the Unrestricted Subsidiary, and each other Subsidiary of a Borrower created after the date hereof to enter into a Guarantee of the obligations of each Borrower hereunder in form and substance satisfactory to the Majority Lenders.











                   5.11 Operating Accounts. Maintain an operating account with Chemical.

                   5.12 Legal Opinions. As soon as possible but in no event more than 30 days after the Closing Date, an opinion of counsel for each Guarantor other than THL and THW (which shall be Harney, Westwood & Riegels with respect to THC, THEH and Nippon and Willie Chang with respect to THHK) substantially in the form of Exhibit M-2 hereto.


         SECTION 6.  NEGATIVE COVENANTS

                   Each Borrower and each Guarantor (to the extent applicable to such Guarantor as set forth below and excluding the Unrestricted Subsidiary) hereby agrees that so long as the Commitments remain in effect, any Note, Acceptance Obligation or Letter of Credit Obligation remains unpaid, or any other amount is owing to the Agent, the Issuing Lender or any other Lender under this Agreement or any other Loan Document, it will not, nor will it permit any Subsidiary to, directly or indi-rectly:

                   6.1 Limitation on Indebtedness. Create, incur, assume or suffer to exist, any indebtedness for borrowed money or the deferred purchase price of property or assets ("Indebt-edness") except (a) the Obligations; (b) accounts payable (other than for borrowed money) incurred in the ordinary course of business as presently conducted, provided that the same shall not be overdue or, if overdue, are being contested in good faith and by appropriate proceedings; (c) Indebtedness with respect to leases required to be capitalized under gener-ally accepted accounting principles, as in effect on the date hereof, ("Capital Leases"), provided that the payments required to be made on such Capital Leases shall not exceed $10,000,000 in the aggregate in any one fiscal year; (d) Subordinated Debt;
         (e) Indebtedness between Guarantors where neither the lender nor the borrower is a Subsidiary of a Borrower; (f) Indebted-ness of THEH in an amount up to $4,500,000 secured by real property located at 6/F, Precious Industrial Centre, 18 Cheung Yue Street, Cheung Sha Wan, Kowloon, Hong Kong; (g) Affiliate Debt; provided, however, that, immediately after giving effect to the incurrence of any such Affiliate Debt, no Default or Event of Default would exist; (h) Indebtedness of Retail to THUSA; and (i) for so long as it is not












         the Unrestricted Subsidiary, Indebtedness of either THW or THL to THUSA, provided that any such Indebtedness consisting of indebtedness for borrowed money shall not exceed $1,500,000 aggregate principal amount at any one time outstanding, it being understood that payments by THUSA on behalf of THW and THL for taxes, salaries and similar payables shall not be included in such amount.

                   6.2 Limitation on Liens. Create, incur, assume or suffer to exist, any mortgage, pledge, lien, charge, security interest or encumbrance of any kind upon any of its property or assets, income or profits, whether now owned or hereafter acquired, except (a) the liens and security interests existing as of the date of this Agreement referred to in the financial statements referred to in Subsection 4.8 hereof, provided that such liens and security interests are not spread to cover other or additional indebtedness or property; (b) liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of such Borrower or Guaran-tor or such Subsidiary, as the case may be, in accordance with GAAP; (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like liens arising in the ordinary course of business for sums which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings; (d) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation; (e) deposits to secure the perfor-mance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, perfor-mance bonds and other obligations of a like nature incurred in the ordinary course of business; (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business such Bor-rower or Guarantor or Subsidiary; (g) security interests and liens covering real or personal property in existence at the time of acquisition thereof by such Borrower or Guarantor or Subsidiary, and purchase money mortgages and purchase money security interests (including the lien or retained security title of a conditional vendor) covering real or personal prop-erty hereafter acquired by such Borrower or













         Guarantor or Subsidiary in the ordinary course of business, provided that no such lien, mortgage or security interest covers, or is extended to cover, any other property owned by such Borrower or Guarantor or any such Subsidiary; (h) liens on the property located at 25 West 39th Street, New York, provided that such liens and security interests are not spread to cover other or additional indebtedness or property and (i) liens, mortgages and security interests in favor of the Agent for the benefit of the Lenders and in favor of the Issuing Lender.

                   6.3 Limitation on Contingent Obligations. Assume, guarantee, indorse or otherwise in any way be or become respon-sible or liable for the obligations of any Person, firm, corpo-ration or other entity (all such transactions being herein called "guarantees"), whether by agreement to purchase or repurchase obligations, or by agreement to supply funds for the purpose of paying, or enabling such entity to pay, any obliga-tions (whether by purchasing stock, making a loan, advance or capital contribution, entering into any interest rate swap arrangement, agreeing to maintain or cause such entity to main-tain, a minimum working capital or net worth of any such enti-ty, or otherwise), except (a) guarantees by indorsement of instruments for deposit or collection in the ordinary course of business, (b) guarantees between Guarantors other than Subsid-iaries of a Borrower, (c) guarantees by THUSA of the obliga-tions of Retail under leases of real property entered into in connection with the operation of retail stores and outlet stores and (d) guarantees of the Obligations.

                   6.4 Limitation on Capital Expenditures. Make (a) any Unfunded Capital Expenditures if, after giving effect thereto, the aggregate amount of Unfunded Capital Expenditures by the Borrowers and their Subsidiaries would exceed $27,500,000 in any fiscal year of THUSA or (b) any Funded Capi-tal Expenditures if, after giving effect thereto, the aggregate amount of Unfunded Capital Expenditures and Funded Capital Expenditures by the Borrowers and their Subsidiaries would exceed $75,000,000 in any fiscal year of THUSA. Any unused amount may be carried forward into all subsequent years and shall be in addition to the amount permitted in each such sub-sequent year. This Subsection 6.4 shall not apply to the Guar-antors other than each Guarantor which is a Subsidiary of a Borrower.














                   6.5 Prohibition of Fundamental Changes. Enter into any transaction of merger or consolidation or liquidate or dis-solve itself (or suffer any liquidation or dissolution) or con-vey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of related transactions, all or a sub-stantial part of its property, business, or assets, including its accounts receivable, or stock or securities convertible into stock of any Subsidiary, and including any conveyance, sale, transfer or other disposition of securities (or other securities convertible into such securities) representing 49% or more of the combined voting power of all securities entitled to vote in the election of directors of Retail, other than securities having such power only by reason of the happening of a contingency, or make any material change in the present meth-od of conducting business, except that: (a) any Subsidiary of a Borrower may be voluntarily liquidated or dissolved, or may be merged into, or consolidated with, such Borrower (provided that such Borrower shall be the continuing or surviving corporation) or with any one or more Subsidiaries of such Borrower and (b) any Subsidiary of a Borrower may sell, lease, transfer or otherwise dispose of any of its assets to such Borrower or another Subsidiary of such Borrower. This Subsection 6.5 shall not apply to the Guarantors other than each Guarantor which is a Subsidiary of a Borrower.

                   6.6 Limitations on Dividends and Stock Acquisitions. Declare or pay any dividends or make any other distribution (whether in cash or property) on any shares of its capital stock now or hereafter outstanding, or purchase, redeem, retire or otherwise acquire for value any shares of its capital stock or warrants or options therefor now or hereafter outstanding (all such dividends, distributions, purchases and other actions being hereinafter collectively called "Stock Payments") except that (a) a Subsidiary of a Borrower may make Stock Payments to such Borrower; (b) any Borrower or Guarantor may declare stock splits and pay dividends payable solely in shares of any class of its capital stock; and (c) a Borrower may redeem shares of its capital stock with the proceeds received from the issuance of new shares. This Subsection 6.6 shall not apply to the Guar-antors other than THEH and each Guarantor which is a Subsidiary of a Borrower.

                   6.7 Limitation on Investments, Loans and Advances. Make or suffer to exist any advances or loans to, or invest-ments (by way












         of transfers of property, contributions to capital, acquisitions of stock, or securities or evidences of indebtedness, acquisitions of businesses or acquisitions of assets other than in the ordinary course of business, or other-
         wise) in, any person, firm, corporation or other business enti-ty, except (a) investments in certificates of deposit issued by any domestic commercial Lender with a capital and surplus of at least $100,000,000; provided, however, that such certificates of deposit shall have a maturity of one year or less from the date of purchase; (b) investments in direct obligations of the United States of America or any agency thereof, or marketable obligations directly and fully guaranteed by the United States of America, or commercial paper; provided, however, that any such obligations or commercial paper shall have a maturity of one year or less from the date of purchase and any such commer-cial paper is issued by a Lender, any Subsidiary of a Lender or any Person affiliated with a Lender by common ownership or a Person rated "A-1" by Standard & Poor's Corporation (or which has a similar rating by any similar organization which rates commercial paper); (c) loans and advances by THUSA to (i) Retail, (ii) for so long as it is not the Unrestricted Subsid-iary, THW or THL in an aggregate principal amount at any one time outstanding for both THW and THL not to exceed $1,500,000 and (iii) any employees, officers and directors of THUSA, but not to exceed at any time outstanding the amount of $500,000 for all such Persons in the aggregate; (d) investments by THUSA in the stock of any Subsidiary of THUSA existing on the date hereof; (e) an investment by THUSA in the Unrestricted Subsid-iary in an amount up to $7,500,000 and additional investments in such Unrestricted Subsidiary in each fiscal year commencing with the fiscal year beginning April 1, 1996 calculated as fol-lows: an amount (the "Distributable Amount") equal to 100% of THUSA's net income for the preceding fiscal year less that por-tion of the Distributable Amount applied to prepay Subordinated Debt pursuant to Subsection 6.10; (f) stock or obligations issued in settlement of claims against any other person by rea-son of an event of bankruptcy or composition or readjustment of indebtedness or reorganization of any debtor of any Borrower or Guarantor or any of their respective Subsidiaries; and (g) in connection with THUSA's obligations under its 1992 Stock Incen-tive Plan, as amended, purchases by THUSA of the number of Ordinary Shares of capital stock of THC, par value $0.01 per share, set forth below:






              Number of Shares              Fiscal Year Ending

                  400,000                     March 31, 1997
                  700,000                     March 31, 1998
                  500,000                     March 31, 1999
                  400,000                     March 31, 2000

         Any unused amount under clauses (e) or (g) may be carried for-ward into all subsequent years and shall be in addition to the amount permitted in each such subsequent year. This Subsection
         6.7 shall not apply to the Guarantors other than each Guarantor which is a Subsidiary of a Borrower.

                   6.8 Prohibition of Certain Prepayments. Make any payment of principal of any indebtedness for borrowed money, or for the deferred purchase price of property or services, having a maturity of more than one year (other than the Obligations) except (a) at the stated maturity of such indebtedness, (b) as required by any mandatory prepayment provisions relating there-to (subject to any subordination provisions applicable thereto) and (c) as permitted by Subsection 6.10.

                   6.9 Sale and Leaseback. Enter into any arrangement with any Person whereby any Borrower or Guarantor or any of their respective Subsidiaries shall sell or transfer any prop-erty, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which such Borrower or Guarantor or such Subsidiary intends to use for substantially the same purpose or purposes as the property being sold or transferred.

                   6.10 Prohibitions Regarding Subordinated Debt. (a) Make any payment or prepayment of, or purchase, redeem or otherwise acquire, or amend any provisions pertaining to the subordination or the terms of payment of, any Subordinated Debt, except that, in each fiscal year commencing with the fis-cal year beginning April 1, 1996, THUSA may prepay Senior Sub-ordinated Debt in an amount equal to the Distributable Amount less that portion of the Distributable Amount invested in the Unrestricted Subsidiary pursuant to Subsection 6.7(e); provid-ed, however, that, both before and after giving effect to any such payment, no Default or Event of Default would exist. Any portion of the Distributable Amount which is not used as per-mitted by this Subsection 6.10(a)







         may be carried forward into all subsequent years and shall be in addition to the amount permitted in each such subsequent year.

                   (b) If, on or prior to June 30 of each year, THUSA has not delivered to the Agent a written notice (the "Non-Pre-payment Notice") that it does not intend to prepay Subordinated Debt in an amount equal to the Distributable Amount less the portion, if any, of such Distributable Amount invested in the Unrestricted Subsidiary (the "Available Distributable Amount"), that portion of the principal of the outstanding Subordinated Debt equal to the Available Distributable Amount shall be deemed to be Senior Subordinated Debt and shall bear interest at the Prime Rate plus 1% from June 30 of such year, provided that, regardless of the giving of any Non-Prepayment Notice, THUSA may prepay any Junior Subordinated Debt which is the sub-ject of such Non-Prepayment Notice, in an amount not greater than the Available Distributable Amount, if the holder of such Junior Subordinated Debt refunds to THUSA interest calculated at the rate of 1% on the amount of the Junior Subordinated Debt which is prepaid, accruing from the effective date of the Non-Prepayment Notice pertaining to such Debt to the date of such prepayment.

                   (c) THUSA shall notify the Agent of each prepayment of Subordinated Debt.

                   6.11 Transactions with Affiliates. Except to the extent permitted by the terms of any other provision of this
         Agreement:

                   (a) Be or become obligated to any Person affiliated with a Borrower by common ownership (direct or indirect) for any fees or charges, including expenses, for services rendered in an amount in excess of $5,000,000 in the aggregate in any fiscal year of such Borrower, except that THUSA may make payments to (i) THEH required by the Buying Agreement, so long as such payments do not exceed 10% of the net f.o.b. price of Covered Merchandise (as defined in the Buying Agreement) as more specifically set forth in paragraph 3 of the Buying Agreement and (ii) Novel Enter-prises Limited and its affiliates (so long as the amount of such payments is (A) not greater than is customary and usual for companies of similar size engaged in the same business and market as Novel Enterprises Limited and its












              affiliates and (B) negotiated in good faith on an arm's length basis) for goods manufactured for THUSA.

                   (b) Permit the Buying Agreement to be amended, modi-fied or supplemented (i) so as to increase the limitation of 10% of the net f.o.b. price of Covered Merchandise without the prior written consent of the Majority Lenders or (ii) in any other way unless each of the Majority Lend-ers shall have received a copy of such amendment, modifi-cation or change.

                   6.12 Compliance with ERISA. (a) Terminate any Plan so as to result in any material liability to the PBGC, (b) engage in or permit any Person to engage in any Prohibited Transaction involving any Plan which would subject a Borrower or any Subsidiary of a Borrower to any material tax, penalty, or other liability, (c) incur or suffer to exist any material Accumulated Funding Deficiency, whether or not waived, involv-ing any Plan, or allow or permit to exist any event or condi-tion which presents a material risk of incurring a material liability to the PBGC.

                   6.13  Financial Covenants.

                   (a) Consolidated Tangible Capital Funds. On any date permit Consolidated Tangible Capital Funds of THUSA and its Subsidiaries to be less than $60,000,000; provid-ed, however, that on any date that the Commitments exceed $100,000,000, Consolidated Tangible Capital Funds shall be 65% of the amount of the Commitments.

                   (b) Fixed Charge Coverage. On the last day of each fiscal quarter, permit the ratio of EBIRTDA of THUSA and its Subsidiaries less Unfunded Capital Expenditures divid-ed by interest and rent payable by THUSA and its Subsid-iaries for the period consisting of the four fiscal quar-ters ending on such last day of such fiscal quarter to be less than 2.75:1.

                   (c) Ratio of Senior Liabilities to Consolidated Tan-gible Capital Funds. On any date, permit the ratio of (i) all liabilities of THUSA and its Subsidiaries minus cash on hand, Stock Option Debt, Subordinated Debt and Affili-ate Debt which, by its terms, has no principal payment due prior












              to the Termination Date and which may not be prepaid to
              (ii) Consolidated Tangible Capital Funds to be greater than 1:1.

                   (d) No Losses. In any fiscal quarter, permit income from operations plus Stock Option Expense, minus interest expense, for THUSA and its Subsidiaries on a consolidated basis, to be negative.

         In calculating compliance with the financial covenants set forth in this Subsection, GAAP shall be applied as in effect on the date hereof, provided that the Unrestricted Subsidiary shall not be treated as a "subsidiary" under GAAP for purposes of such compliance until such time as THUSA's management elects, which election may not thereafter be revoked, to include the Unrestricted Subsidiary for purposes of determining compliance with such covenants.


         SECTION 7.  EVENTS OF DEFAULT

                   Upon the occurrence of any of the following:

                   (a) a Borrower shall fail to pay (i) any principal of any Note, Acceptance Obligation or Letter of Credit Obligation when due, or (ii) any interest on any Note, Acceptance Obligation or Letter of Credit Obligation, or any other amount required to be paid hereunder or under any other Loan Document within five days after any such amount becomes due;

                   (b) any representation or warranty made or deemed made by any Borrower or Guarantor in this Agreement or any other Loan Document to which it is a party or in any cer-tificate, financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been untrue or misleading in any material respect on or as of the date made or deemed made;

                   (c) any Borrower or Guarantor shall default in the observance or performance of any agreement contained in
              Section 6 of this Agreement;















                   (d) any Borrower or Guarantor shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document to which it is a party, and such default shall continue unremedied for 15 days after notice of such default is given to such Bor-rower or Guarantor by the Agent;

                   (e) any Borrower or Guarantor, or any Subsidiary of any Borrower shall (i) default in the payment of principal or interest on any obligation for borrowed money (other than the Obligations) in a principal amount in excess of $500,000, or for the deferred purchase price of property (other than trade debt incurred in the ordinary course of business), beyond the period of grace, if any, provided with respect thereto or (ii) default in the performance or observance of any other term, condition or agreement con-tained in any such obligation or in any agreement relating thereto if the effect thereof is to cause, or permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obliga-tion to become due prior to its stated maturity;

                   (f) (i) any Borrower or Guarantor, or any Subsidiary of any Borrower, shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seek-ing reorganization, arrangement, adjustment, liquidation, dissolution, composition or other relief with respect to it or its indebtedness, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, any Borrower or Guarantor, or any Subsidiary of any Borrower, shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Borrower or Guarantor, or any Subsidiary of any Borrower, any case, proceeding or other action of a nature referred to in clause (i) above or seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its property, which case, proceeding or other action (x) results in the entry of an













              order for relief or (y) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) any Borrower or Guarantor, or any Subsidiary of any Borrower, shall take any action indicating its consent to, approval of, or acquiescence in, or in furtherance of, any of the acts set forth in clause (i) or (ii) above; or (iv) any Borrower or Guarantor, or any Subsidiary of any Borrower, shall generally not, or shall be unable to, pay any indebtedness as it becomes due or shall admit in writing its inability to pay its indebtedness;

                   (g) (i) any Person shall engage in any Prohibited Transaction involving any Plan, (ii) any Accumulated Fund-ing Deficiency, whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) a Borrower or any Commonly Controlled Entity shall, or is, in the reasonable opinion of the Majority Lenders, likely to, incur any liability in con-nection with a withdrawal from, or the Insolvency or Reor-ganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could subject a Borrower or any of their respective Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of such Borrower or Subsidiary;

                   (h) any Guarantor shall default upon its Guarantee pursuant to the terms thereof or any such Guarantee shall cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by any Guarantor or any Guaran-tor shall














              deny that it has any further liability to the Lenders with respect thereto;

                   (i) final judgment for the payment of money in excess of $500,000 shall be rendered against any Borrower or Guarantor or any Subsidiary of a Borrower, and the same shall remain undischarged for a period of 30 days during which execution of such judgment shall not be effectively stayed;

                   (j) either Security Agreement, any Continuing Letter of Credit Security Agreement, either Acceptance Agreement or the Assignment of Factoring Agreement shall cease for any reason to be in full force and effect in accordance with its terms or the relevant Borrower shall so assert in writing or any of the liens purported to be granted pursu-ant to either Security Agreement, any Continuing Letter of Credit Security Agreement, either Acceptance Agreement or the Assignment of Factoring Agreement shall cease for any reason to be legal, valid and enforceable liens on the collateral purported to be covered thereby or to have the priority purported to be granted therein, or the Limited Trademark License Agreement shall cease for any reason to be in full force and effect in accordance with its terms or THL shall so assert in writing;

                   (k) in the reasonable opinion of the Majority Lend-ers, a material adverse change in the financial condition or business affairs of a Borrower shall have occurred; or

                   (l) (i) any Person or two or more Persons acting in concert shall have acquired, by contract or otherwise, or shall have entered into a contract or arrangement that upon the consummation will result in, beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
              1934), directly or indirectly, of securities of THUSA (or other securities convertible into such securities) repre-senting 25% or more of the combined voting power of all securities entitled to vote in the election of directors of THUSA (other than securities having such power only by reason of the happening of a contingency); or (ii) any Person or two or more Persons acting in concert shall have acquired, by contract or otherwise, or shall have entered













              into a contract or arrangement that upon consummation, will result in, its or their acquisition of, the power to exercise, directly or indirectly, a controlling influence over the management or policies of THUSA; or (iii) Tommy Hilfiger or Joel Horowitz shall at any time for any reason cease to be active in the management of THUSA;

         then, and in any such event, (1) if such event is an Event of Default specified in paragraph (f) above, automatically the Commitments shall immediately terminate and the Advances made, and all Acceptance Obligations and Letter of Credit Obligations (with accrued interest thereon), and all other amounts owing under this Agreement, the Notes or any other Loan Document shall immediately become due and payable, and each Borrower for the account of which a Letter of Credit shall have been issued or an Acceptance shall have been created by the Issuing Lender shall thereupon deposit with the Issuing Lender at once and in full, all sums sufficient to reimburse the Issuing Lender for all payments present or future, contingent or otherwise, that may be required to be made by the Issuing Lender on account of each such Letter of Credit and Acceptance and such sums shall be deposited in a non-interest bearing cash collateral account maintained by the Issuing Lender and such amounts shall be held by the Issuing Lender and applied by the Issuing Lender in reduction of any obligations of the Issuing Lender arising out of each such Letter of Credit or Acceptance; and (2) if such event is any other Event of Default, one or more of the follow-ing actions may be taken: (y) upon the request of the Majority Lenders, the Agent shall, by notice of default to each Borrow-er, declare the Commitments to be terminated forthwith, where-upon the Commitments shall immediately terminate; (z) upon the request of the Majority Lenders, the Agent shall, by notice of default to each Borrower, declare the Advances made, all Accep-tance Obligations and Letter of Credit Obligations (with accrued interest thereon) and all other amounts owing under this Agreement, the Notes and any other Loan Document to be due and payable forthwith, whereupon the same shall immediately become due and payable and require that each Borrower for the account of which a Letter of Credit shall have been issued or an Acceptance shall have been created by the Issuing Lender deposit with the Issuing Lender at once and in full, all sums sufficient















         to reimburse the Issuing Lender for all payments present or future, contingent or otherwise, that may be required to be made by the Issuing Lender on account of each such Letter of Credit or Acceptance and such sums shall be deposited in a non-interest bearing cash collateral account maintained by the Issuing Lender and such amounts shall be held by the Issuing Lender and applied by the Issuing Lender in reduction of any obligations of the Issuing Lender arising out of each such Letter of Credit or Acceptance. Except as expressly provided above in this Section, presentment, demand, protest and all other notice of any kind are hereby expressly waived.


         SECTION 8.  THE AGENT

                   8.1 Appointment. Each Lender hereby irrevocably designates and appoints Chemical as the Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes Chemical, as the Agent for such Lender, to take such action on its behalf under the provi-sions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lend-er, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist with respect to the Agent.

                   8.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                   8.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or













         affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or
         (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Borrower or Guarantor or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document or for any failure of any Borrower or Guarantor to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or the satisfaction of conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower or Guarantor.

                   8.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affi-davit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without lim-itation, counsel to a Borrower or a Guarantor), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, nego-tiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refus-ing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concur-rence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes and the other Loan Documents in













         accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

                   8.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lend-ers; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obli-gated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                   8.6 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of any Borrower or Guarantor, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, finan-cial and other condition and creditworthiness of each Borrower and Guarantor and made its own decision to make its Advances hereunder and enter into this Agreement and each other Loan Document. Each Lender also represents that it will, indepen-dently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analy-sis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations,













         property, financial and other condition and creditworthiness of each Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Borrower or Guarantor which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                   8.7 Indemnification. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to the respective amounts of their original Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this Subsection shall survive the termination of the Commitments and the payment of the Notes, the Acceptance Obligations, the Letter of Credit Obliga-tions and all other amounts payable hereunder.

                   8.8 Agent in Its Individual Capacity. The Agent and its affiliates may make loans to, accept deposits from and gen-erally engage in any kind of business with each Borrower as though the Agent were not the Agent hereunder and under the other Loan Documents. With respect to its Advances made or renewed by it and any Note issued to it and with respect to any Acceptance created or participated in by it and with respect to any Letter of Credit issued or participated in by it, the Agent shall have the same rights and powers under this Agreement and the other












         Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

                   8.9 Successor Agent. The Agent may resign as Agent upon 10 days' notice to the Lenders. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by each Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or fur-ther act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation as Agent, the provisions of this Subsection 8.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.


         SECTION 9. GUARANTY

                   9.1 Guaranty. Each Borrower hereby unconditionally and irrevocably guarantees (the undertaking of each Borrower contained in this Section 9 being such "Borrower's Guaranty") the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the other Bor-rower now or hereafter existing under this Agreement and the other Loan Documents, whether for principal, interest, fees, expenses or otherwise (such obligations being, for the purposes of this Section 9, the "Obligations"), and any and all expenses (including reasonable counsel fees and expenses) incurred by the Agent, the Issuing Lender or any other Lender in enforcing any rights under such Borrower's Guaranty.

                   9.2 Guaranty Absolute. Each Borrower guarantees that the Obligations will be paid strictly in accordance with the terms of this Agreement and the other Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent, the Issuing Lender or the other Lenders with respect













         thereto. The liability of each Borrower under its Borrower's Guaranty shall be absolute and unconditional irrespective of:

                   (a) any lack of validity or enforceability of any provision of this Agreement or any other Loan Document or instrument relating thereto;

                   (b) any change in the time, manner or place of pay-ment of, or in any other term of, all or any of the Obli-gations, or any other amendment or waiver of or any con-sent to departure from this Agreement or any other Loan Document;

                   (c) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any Guaranty or other guaranty, for all or any of the Obligations; or

                   (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, (i) the Borrower whose Obligations are being guaranteed or
              (ii) a guarantor.

         Each Borrower's Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Agent, the Issuing Lender or any other Lender upon the insolvency, bankruptcy or reorganization of a Borrower or otherwise, all as though such payment had not been made.

                   9.3 Waiver. Each Borrower hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations of the other Borrower and any requirement that the Agent, the Issuing Lender or any other Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against such Borrower or any other Person or any collateral.

                   9.4 Waiver of Right of Subrogation. Each Borrower hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against the other Borrower that arise from the existence, payment, performance or enforcement of the Obligations under its Borrower's Guaranty, including, without limitation, any












         right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent, the Issuing Lender or any other Lender against such Borrower, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from such Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to a Borrower in violation of the preceding sentence at any time prior to the later of the inde-feasible cash payment in full of the Obligations and all other amounts payable under its Borrower's Guaranty and the Termina-tion Date, such amount shall be held in trust for the benefit of the Agent, the Issuing Lender and the other Lenders and shall forthwith be paid to the Agent to be credited and applied to the Obligations and all other amounts payable under this Agreement and the other Loan Documents, whether matured or unmatured, in accordance with the terms of the Loan Documents, or other amounts payable under the Loan Documents thereafter arising. Each Borrower acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and that the waiver set forth in this Subsection 9.4 is knowingly made in contemplation of such benefits.

                   9.5 No Waiver; Remedies. No failure on the part of the Agent, the Issuing Lender or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein pro-vided are cumulative and not exclusive of any remedies provided by law.

                   9.6 Continuing Guaranty; Transfer of Notes. Each Borrower's Guaranty is a continuing guaranty and shall (a) remain in full force and effect during the Commitment Period and until payment in full of the Obligations and all other amounts payable under such Borrower's Guaranty, (b) be binding upon each Borrower, its successors and assigns, and (c) inure to the benefit of and be enforceable by the Agent, the Issuing Lender and each other Lender and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), upon any assignment by any Lender of all or











         any part of any Note held by it to any other Person in accordance with the terms of this Agreement, such other Person shall thereupon become vested with all the rights in respect thereof granted to such Lender herein or otherwise.


         SECTION 10.  MISCELLANEOUS

                   10.1 Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modifi-cation or waiver is in writing and consented to by each Borrow-er and the Majority Lenders; provided, however, that no such amendment, modification or waiver which would:

                   (a) modify any requirement hereunder that any par-ticular action be taken by all the Lenders or by the Majority Lenders shall be effective unless consented to by each Lender;

                   (b) modify this Subsection 10.1, change the defini-tion of Majority Lenders, increase the Commitment of any Lender, reduce any fees described in Subsection 2.7, or extend the Termination Date shall be effective unless con-sented to by each Lender;

                   (c) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Advance or Acceptance Obligation or Letter of Credit Obligation (or reduce the principal amount of or rate of interest on any Advance or Acceptance Obligation or Letter of Credit Obligation) shall be effec-tive unless consented to by each Lender;

                   (d) exchange or release any Collateral, or release, amend, waive or consent to any departure from any Guaran-tee shall be effective unless consented to by each Lender; or

                   (e) affect adversely the interests, rights or obli-gations of the Agent as Agent or the Issuing Lender shall be effective unless consented to by the Agent or the Issu-ing Lender, respectively.







         No failure or delay on the part of the Agent, any Lender, or the Issuing Lender in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on a Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Agent, the Issuing Lender or any Lender under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions.

                   10.2 Limited Role of Lenders. The relationship between each Borrower and the Lenders shall be solely that of borrower and lenders, respectively. The Lenders shall not have any fiduciary responsibilities to any Borrower and no joint venture exists between any Borrower and the Lenders or any of them. Each Borrower, each Guarantor and each Lender hereby severally acknowledges that there are no representations, war-ranties, covenants, undertakings or agreements by the parties hereto as to the subject matter of the Loan Documents except as specifically provided herein and therein.

                   10.3 Choice of Law; Construction. THE LOAN DOCU-MENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTER-NAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

                   10.4  Consent to Jurisdiction.

                   (A) EACH BORROWER, EACH GUARANTOR AND EACH LENDER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDIC-TION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY IN ANY ACTION OR PROCEEDING ARIS-ING OUT OF OR RELATING TO ANY LOAN DOCUMENT, AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THE FACT THAT SUCH COURT IS AN INCONVENIENT FORUM.










                   (B) EACH BORROWER, EACH GUARANTOR AND EACH LENDER IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING IN ANY OF THE AFORESAID COURTS BY THE MAILING OF COPIES OF SUCH PROCESS TO IT, BY CERTIFIED OR REGISTERED MAIL OR BY OVERNIGHT COURIER SERVICE AT ITS ADDRESS SET FORTH HEREIN.

                   (C) EACH BORROWER AND GUARANTOR AGREES THAT NOTHING HEREIN SHALL AFFECT THE AGENT'S OR EACH LENDER'S RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW AND THE AGENT AND EACH LENDER SHALL HAVE THE RIGHT TO BRING ANY LEGAL PROCEEDINGS (INCLUDING A PROCEEDING FOR ENFORCEMENT OF A JUDGMENT ENTERED BY ANY OF THE AFOREMEN-TIONED COURTS) AGAINST EACH BORROWER AND GUARANTOR IN ANY OTHER COURT OR JURISDICTION IN ACCORDANCE WITH APPLICABLE LAW.

                   10.5 Notices. All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be deemed to have been duly given or made when delivered by hand, or if sent by certified mail, three days after the day on which mailed, or, in the case of telex, when answer back received, or, in the case of an overnight courier service, one Business Day after delivery to such courier service, addressed, if to any Borrower or Guarantor, as set forth below and if to the Agent or any Lender, as set forth with its signature here-to, or to such other address as may be hereafter notified by the respective parties hereto:














              As to each          25 West 39th Street
              Borrower            New York, NY  10018
              or Guarantor:       Attention:  Joel Horowitz
                                              Chief Executive Officer
                                  Telephone Number:  (212) 840-8888
                                  Telecopy Number:  (212) 768-7312

              With a copy to:     Steven Gursky, Esq.
                                  Gursky & Associates, P.C.
                                  21 E. 40th Street
                                  New York, NY  10016
                                  Telephone Number:  (212) 213-1234
                                  Telecopy Number:  (212) 213-1245

                   10.6  Entire Agreement; Setoff.

                   (a) This Agreement and the other Loan Documents con-stitute the entire agreement among the parties hereto and thereto as to the subject matter hereof and thereof and supersede any previous agreement, oral or written, as to such subject matter.

                   (b) In addition to any rights or remedies of the Lenders provided by law, upon the occurrence of any Event of Default, each Lender is hereby authorized without notice to the respective Borrower or Guarantor to set off and appropriate and apply all deposits (general and special) and other indebtedness at any time held or owing by such Lender to or for the credit or the account of such Borrower or Guarantor against and on account of all obligations, liabilities and claims of such Borrower or Guarantor to such Lender, and in such amounts as such Lender may elect, although such obligations, liabilities and claims may be contingent or unmatured. Each Lender agrees promptly to notify each Borrower or Guarantor, as the case may be, and the Agent after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                   10.7  Equitable Adjustment Among Lenders.  The
         Lenders agree among themselves that, with respect to all sums received by the Lenders applicable to the payment of the Obligations, equitable













         adjustment will be made between the Lenders so that, in effect, all such sums shall be shared ratably by the Lenders in accordance with their Commitment Percentages, whether received by voluntary or required payment or prepayment, by the exercise of the right of set-off or bankers' lien, by counterclaim or cross-action or by the enforcement of any or all of the Notes or otherwise. If any Lender receives any payment on its Notes, or in respect of its commitment fee or any other amount payable to it under this Agreement, of a sum or sums in excess of its Commitment Percentage, then such Lender receiving such excess payment shall purchase for cash from the other Lenders an interest in the latter's Notes in such amount as shall result in a participation by the Lenders in accordance with their Commitment Percentages in the aggregate unpaid amount of Notes then outstanding; provided, however, that if all or any portion of such excess payment is thereafter recovered from any such Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                   10.8 Reference to Subsidiaries and Guarantors. If a Borrower or a Guarantor has no Subsidiaries, then the provi-sions of this Agreement relating to Subsidiaries shall be deemed surplusage without affecting the applicability of the provisions of this Agreement to each Borrower.

                   10.9 Captions. The captions of the various sections and subsections of this Agreement have been inserted only for the purposes of convenience, and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the pro-visions of this Agreement.

                   10.10 Payment of Costs and Expenses. Each Borrower agrees to pay on demand its pro rata portion of all reasonable out-of-pocket expenses of the Agent (including the fees and out-of-pocket expenses of counsel to the Agent) in connection with

                   (a) the negotiation, preparation, execution and delivery of this Agreement and each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required;















                   (b) the preparation or review of any document or instrument now or hereafter relating to this Agreement or any other Loan Document; and

                   (c) the administration and monitoring of this Agree-ment and the Loan Documents, and compliance by the parties hereto with respect to the terms hereof.

         Each Borrower further agrees to pay its pro rata portion of, and to save the Agent and the Lenders harmless from all liabil-ity for, any stamp or other taxes which may be payable in con-nection with the execution or delivery of this Agreement, the Notes or any other Loan Document, the Advances, the creation of the Acceptances and the issuance of the Letters of Credit here-under. Each Borrower further agrees to reimburse the Agent and each Lender upon demand for its pro rata portion of all reason-able out-of-pocket expenses (including attorneys' fees and legal expenses (including those fees and legal expenses of internal counsel to such Lender allocated to this Agreement)) incurred by the Agent or such Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of this Agreement or any other Loan Document or any Obligations and (y) the enforcement or preservation of any rights and remedies available to the Agent or any Lender under this Agreement or any other Loan Document or with respect to any Obligations.

                   10.11 Indemnification. Each Borrower hereby indem-nifies, on a pro rata basis, the Agent, the Issuing Lender and each other Lender and each of their respective officers, direc-tors, employees and agents (collectively, the "Indemnified Par-ties") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the termination of the Commitments and the payment of the Notes, the Letter of Credit Obligations and the Acceptance Obligations) be imposed on, incurred by or asserted against the Indemnified Parties or any of them (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemni-fied Liabilities"), in any way relating to or arising out of this













         Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent, the Issuing Lender or any other Lender under or in connection with any of the foregoing, including, without limitation, as a result of, or arising out of, or relating to:

                   (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the pro-ceeds of any Advance or Acceptance;

                   (b) any transaction supported by or relating to any Letter of Credit;

                   (c) the entering into and performance of this Agree-ment and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of a Borrower as the result of any determination pursuant to
              Section 3 not to make an Advance or issue a Letter of Credit or create an Acceptance due to the failure of a Borrower to meet the conditions for such credit exten-
              sion);

                   (d) any investigation, litigation or proceeding involving any Borrower or Guarantor or any Subsidiary thereof or property now or previously owned or leased by any such Borrower or Guarantor or Subsidiary related to any environmental cleanup, compliance or other similar matter relating to the protection of the environment;

         except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of such Indemnified Party's gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

                   10.12 Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by each Borrower














         and the Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof exe-cuted on behalf of each Borrower, the Agent, and each Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agent and notice thereof shall have been given by the Agent to each Borrower and each Lender.

                   10.13 Successors and Assigns; Participation. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that (a) the Borrowers may not assign or transfer their rights or obligations hereunder with-out the prior written consent of all the Lenders, (b) no Lender may at any time assign all or any part of its rights and obli-gations hereunder except that (i) with notice to the Agent but without the consent of any Person, each Lender may pledge its Advances to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and (ii) Chemical Bank may assign up to $15,000,000 of its Commitment, and (c) any Lender may at any time sell to one or more commer-cial Lenders or other Persons (each of such commercial Lenders and other Persons being herein called a "Participant") partici-pating interests in any of the Advances, its Commitment, or other interests of such Lender hereunder; provided, however, that (i) no such participation shall relieve such Lender from its Commitment or its other obligations hereunder or under any other Loan Document; (ii) such Lender shall remain solely responsible for the performance of its Commitment and such other obligations; (iii) each Borrower and the Agent shall con-tinue to deal solely and directly with such Lender in connec-tion with such Lender's rights and obligations under this Agreement and each of the other Loan Documents; (iv) no Par-ticipant shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Par-ticipant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (b) or (c) of Subsection 10.1; and (v) no Borrower shall be required to pay any amount hereunder that is greater than the amount which it would have been required to pay had no partici-pating interest been sold.















                   10.14 Survival of Agreements. All agreements, rep-resentations and warranties made herein and in any certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement, the other Loan Documents and the making and renewal of the Advances, the creation of Acceptances and the issuance of Letters of Credit authorized hereunder.

                   10.15 Waiver of Jury Trial. EACH BORROWER, GUARAN-TOR AND EACH LENDER, AFTER CONSULTING OR HAVING HAD THE OPPOR-TUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTELLIGENTLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY LITI-GATION (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOC-UMENT, THE RELATIONSHIP ESTABLISHED THEREUNDER, ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR ANY COURSE OF CONDUCT, DEALING, PERFORMANCE, USAGE OF TRADE, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY OF THEM. NO LENDER, BORROWER OR GUARANTOR SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE AGENT, ANY LENDER, BORROWER OR GUARANTOR EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.































                   IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.



         (Corporate Seal)         TOMMY HILFIGER U.S.A., INC.



           /s/ Steven Gursky      By:   /s/ Joel Horowitz
              Attest                  Joel Horowitz
                                      Chief Executive Officer



         (Corporate Seal)         TOMMY HILFIGER RETAIL, INC.



           /s/ Steven Gursky      By:   /s/ Joel Horowitz
              Attest                  Joel Horowitz
                                      President



         (Corporate Seal)         TOMMY HILFIGER CORPORATION



           /s/ Steven Gursky      By:   /s/ Joel Horowitz
              Attest                  Joel Horowitz
                                      President
























         (Corporate Seal)         TOMMY HILFIGER (EASTERN HEMISPHERE)
                                  LIMITED (f/k/a/ Tommy Hilfiger (Far
                                  East) Limited



           /s/ Steven Gursky      By:   /s/ Joel Horowitz
              Attest                  Joel Horowitz
                                      President



         (Corporate Seal)         TOMMY HILFIGER (HK) LIMITED



           /s/ Steven Gursky      By:   /s/ Joel Horowitz
              Attest                  Joel Horowitz
                                      President


         (Corporate Seal)         TOMMY HILFIGER LICENSING, INC.



           /s/ Steven Gursky      By:   /s/ Joel Horowitz
              Attest                  Joel Horowitz
                                      President


         (Corporate Seal)         TOMMY HILFIGER NIPPON CO., LTD.



           /s/ Steven Gursky      By:   /s/ Joel Horowitz
              Attest                  Joel Horowitz
                                      President

         Corporate Seal)          TOMMY HILFIGER WOMENSWEAR, INC.



           /s/ Steven Gursky      By:   /s/ Joel Horowitz
              Attest                  Joel Horowitz













                                      President

























































         Commitments


         $55,000,000                   CHEMICAL BANK, individually and
                                            as Agent


                                       By:   /s/ Paul Phelan
                                           Paul Phelan, V.P.


         35,000,000                    BANK OF NEW YORK



                                       By:  /s/ Allison J. White
                                          Name:  Allison J. White
                                          Title:  VP


         30,000,000                    FLEET BANK, N.A. (formerly
                                         NatWest Bank N.A.)



                                       By:  /s/ Catherine Lawrence
                                          Name:  Catherine Lawrence
                                          Title:  Vice President


         20,000,000                    ISRAEL DISCOUNT BANK OF NEW YORK



                                       By: /s/ Howard Weinberg
                                          Name:  Howard Weinberg
                                          Title:  VP



                                       By:  /s/ Antonia Brocato
                                          Name:  Antonia Brocato















                                          Title:  AVP


         Commitments

         10,000,000                    CENTURY BUSINESS CREDIT
                                          CORPORATION



                                       By:  /s/ Andrew Tananbaum
                                           Name:  Andrew Tananbaum
                                           Title:  President












































         STATE OF NEW YORK   )
                             )SS.:
         COUNTY OF NEW YORK  )

                   On this 11th day of July, 1996, before me personally appeared Joel Horowitz, to me known, who, being by me duly sworn, did depose and say that he resides at 58 Beech Road, Englewood, NJ; that he is the Chief Executive Officer of Tommy Hilfiger U.S.A., Inc. and the President of Tommy Hilfiger Retail, Inc., Tommy Hilfiger (Eastern Hemisphere) Limited, Tommy Hilfiger (HK) Limited, Tommy Hilfiger Licensing, Inc., Tommy Hilfiger Corporation, Tommy Hilfiger Womenswear, Inc. and Tommy Hilfiger Nippon Co., Ltd., the corporations described in and which executed the foregoing instrument; that he knows the seal of each such corporation; that the seal affixed to said instrument next to the signature of each corporation is the corporate seal of such corporation; that it was so affixed by order of the Board of Directors of such corporation, and that he signed his name thereto by like order.


                                          Lisa M. Tamplenizza
                                            Notary Public





























                                       -97-